Exhibit 4.4
NOTICE OF ANNUAL AND SPECIAL MEETING
OF SHAREHOLDERS TO BE HELD ON
THURSDAY, MARCH 25, 2010
AND
MANAGEMENT PROXY CIRCULAR
FEBRUARY 23, 2010

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To the shareholders of Theratechnologies Inc. (the “Company”):
NOTICE IS HEREBY GIVEN that an annual and special meeting of shareholders (the “Meeting”) of the Company will be held at the Centre Mont-Royal, 2200 Mansfield, Salon International, Montreal, Québec, on Thursday, March 25, 2010 at 10:00 a.m., local time, for the following purposes:
(1)	to receive the consolidated financial statements for the fiscal year ended November 30, 2009, as well as the auditors’ report thereon;

(2)	to elect directors for the ensuing year;

(3)	to appoint auditors for the ensuing year and authorize the directors to set their compensation;

(4)	to consider, and if deemed advisable, to pass Resolution 2010-1 (the text of which is attached as Appendix A to the accompanying Management Proxy Circular), with or without amendments, approving the shareholder rights plan, the whole as described in the accompanying Management Proxy Circular; and

(5)	to transact such other business as may properly come before the Meeting.
DATED at Montreal, Québec, Canada, February 23, 2010.

BY ORDER OF THE BOARD OF DIRECTORS

Jocelyn Lafond
Corporate Secretary

MANAGEMENT PROXY CIRCULAR

The information contained in this management proxy circular (the “Circular”) is given as at February 23, 2010, except as otherwise noted. All dollar amounts set forth herein are expressed in Canadian dollars and the symbol “$” refers to the Canadian dollar, unless otherwise indicated.

TABLE OF CONTENTS

ITEM I. INFORMATION RELATING TO THE ANNUAL AND SPECIAL MEETING	1
1. Voting	1
A. By Proxy	1
B. In Person	2
C. Voting Securities and Principal Holders	2
2. Subjects To Be Treated at the Meeting	3
A. Receipt of Financial Statements	3
B. Election of Directors	3
C. Appointment of Auditors	5
D. Approval of Shareholder Rights Plan	6
E. Other Matters to be Acted Upon	10
ITEM II. COMPENSATION	11
1. Executive Compensation	11
A. Compensation Discussion & Analysis	11
B. Summary Compensation Table	15
C. Incentive Plan Awards	17
D. Termination and Change of Control Provisions	19
E. Performance Graph	24
F. Other Information	25
2. Director Compensation	26
A. Determination of Director Compensation	26
B. Director Compensation Table	27
C. Incentive Plan Awards	28
D. Other Information	31
ITEM III. CORPORATE GOVERNANCE DISCLOSURE	32
1. Board of Directors	32
A. Independence	32
B. Meetings of the Board	32
C. Other Board Memberships	33
2. Mandate of the Board of Directors	33
3. Position Descriptions	33
4. Orientation and Continuing Education	33
5. Ethical Business Conduct	34
6. Nomination of Directors	34
7. Compensation	34
A. Independence	34
B. Meetings of the Compensation Committee	34
8. Audit Committee	34
A. Independence	34
B. Meetings of the Audit Committee	35
9. Other Committees	35
A. Financing Committee	35
B. Strategic Committee	35
10. Assessment	36
ITEM IV. OTHER INFORMATION	37
1. Additional Documentation	37
2. Approval By The Board Of Directors	37
APPENDIX A — Resolution 2010-1 Shareholder Rights Plan
APPENDIX B — Compensation Committee Charter
APPENDIX C — Mandate of the Board of Directors
APPENDIX D — Director Orientation and Continuing Education Policy
APPENDIX E — Nominating and Corporate Governance Committee Charter

ITEM I. INFORMATION RELATING TO THE ANNUAL AND SPECIAL MEETING
1. Voting
You may vote your shares either through a proxy or in person at the annual and special meeting of shareholders of the Company (the “Meeting”).
A. By Proxy
Solicitation of Proxies
This Circular is furnished in connection with the solicitation by the management of Theratechnologies Inc. (the “Company” or “Theratechnologies”) of proxies to be used at the Meeting of the Company to be held on Thursday, March 25, 2010, at the time, place and for the purposes set forth in the attached Notice of Annual and Special Meeting of Shareholders (the “Notice of Meeting”) and at any continuation of the Meeting after adjournment thereof.
The solicitation of proxies is being primarily made by mail but proxies may also be solicited by telephone, telecopier or other personal contact by officers or other employees of the Company. The entire cost of the solicitation will be borne by the Company.
Terms of Proxy Grant
By completing the enclosed form of proxy, or the one provided by your intermediary, you appoint the persons proposed in that form to represent your interests and vote your shares on your behalf at the Meeting. The persons named in the enclosed form of proxy are directors or officers of the Company. However, you have the right to appoint a person or company other than the ones designated in the form of proxy to represent you at the Meeting. To do this, you must insert such person’s name in the blank space provided in the form of proxy enclosed hereto or complete another form of proxy. It is not necessary to be a shareholder of the Company in order to act as a proxy.
If you hold your shares through an intermediary (a stockbroker, a bank, a trust, a trustee, etc.), you are not a registered shareholder in the registry of shareholders of the Company held by Computershare Trust Company of Canada (“Computershare”). Therefore, you cannot vote your shares directly at the Meeting. If this is your situation, you will receive from your intermediary explanation as to how to appoint proxies and have them vote your shares. To ensure that your instructions are respected, you must deliver them to your intermediary within the prescribed deadline. For any questions, please contact your intermediary directly.
Proxy Voting
The persons named or appointed in the form of proxy will, on a show of hands or any ballot that may be called, vote (or withhold from voting) your shares in respect of which they are appointed as proxies in accordance with the instructions given in the form of proxy. In the absence of instructions, the voting rights attached to the shares referred to in your form of proxy will be exercised FOR the matters mentioned in the attached Notice of Meeting.
Furthermore, the enclosed form of proxy confers upon the proxy holder a discretionary power with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to all other matters which may properly come before the Meeting, or any continuation after adjournment thereof.

Information Relating to the Meeting	Page 1
Management Proxy Circular	Theratechnologies Inc.

However, to our knowledge, all matters to be brought before the Meeting are mentioned in appropriate fashion in the Notice of Meeting.
Delivery of Form of Proxy and Deadlines
If you hold your shares personally and are a registered shareholder in the registry of shareholders of the Company, please send the completed form of proxy to the Secretary of the Company, c/o Computershare Trust Company of Canada, 1100 University Street, 12th Floor, Montreal, Québec H3B 2G7, prior to 5:00 p.m. (Eastern time) on March 23, 2010 (unless you attend the Meeting in person). All shares represented by proper proxies accompanied by duly completed declarations received by Computershare at the latest on such date and prior to such time will be voted in accordance with your instructions as specified in the proxy form on any ballot that may be called at the Meeting.
If you hold your shares through an intermediary, please proceed as indicated in the documentation sent by your intermediary and within the deadlines specified therein. For any questions, please contact your intermediary directly.
Revocation of a Proxy
You may, at any time, including any continuation of the Meeting after adjournment thereof, revoke a proxy for any business with respect to which said proxy confers a vote that has not already been cast.
If you hold your shares personally and are a registered shareholder in the registry of shareholders of the Company, please send a written notice to revoke a proxy bearing your signature or that of your proxy (or a representative of your proxy if your proxy is a company) to the Secretary of the Company, c/o Computershare Trust Company of Canada, 1100 University Street, 12th Floor, Montreal, Québec H3B 2G7, prior to 5:00 p.m. (Eastern time) on March 23, 2010. You may also revoke a proxy in person at the Meeting by making a request to that effect to the Secretary of the Company.
If you hold your shares through an intermediary, please proceed as indicated in the documentation sent by your intermediary and within the deadlines specified therein. For any questions, please contact your intermediary directly.
B. In Person
If you hold your shares personally and are a registered shareholder in the registry of shareholders of the Company, you may present yourself on the date, at the time and place set forth in the Notice of Meeting and register with the representatives of Computershare who will be at the Meeting. You should then follow voting instructions given by the Chairman of the Meeting.
If you hold your shares through an intermediary and you wish to vote your shares in person at the Meeting, please proceed as indicated in the documentation sent by your intermediary. For any questions, please contact your intermediary directly.
C. Voting Securities and Principal Holders
As at February 22, 2010, there were 60,449,891 common shares (the “Common Shares”) of the Company issued and outstanding. The Common Shares are the only securities with respect to which a voting right may be exercised at the Meeting. Each Common Share entitles its holder to one vote with respect to the matters voted on at the Meeting.

Information Relating to the Meeting	Page 2
Management Proxy Circular	Theratechnologies Inc.

Holders of Common Shares whose names are registered on the lists of shareholders of the Company as at 5:00 p.m. (Eastern time) on February 22, 2010, being the date fixed by the Company for determination of the registered holders of Common Shares who are entitled to receive notice of the Meeting (the “Record Date”), will be entitled to exercise their voting rights attached to the Common Shares in respect of which they are so registered at the Meeting, or any continuation after adjournment thereof, if present or represented by proxy thereat. However, even if you have acquired Common Shares after the Record Date, you will be entitled to vote at the Meeting if, at least twenty-four (24) hours prior to the Meeting, you produce certificates for such Common Shares properly endorsed by the seller, or if you otherwise establish that you own such Common Shares and have requested that your name be included on the list of shareholders entitled to receive the Notice of Meeting.
To our knowledge, no person beneficially owns, or controls or directs control, directly or indirectly, over more than ten percent (10%) of the outstanding Common Shares of the Company.
2. Subjects To Be Treated at the Meeting
Please find below a description of the items listed in the Notice of Meeting.
A. Receipt of Financial Statements
The consolidated financial statements for the fiscal year ended November 30, 2009 together with the auditors’ report thereon will be presented at the Meeting. The financial statements are included in the Company’s 2009 annual report, which has been mailed to you if you requested it, along with this Circular. The financial statements are also available on SEDAR at www.sedar.com. No vote is required on this matter.
B. Election of Directors
The shareholders at the Meeting will appoint the directors of the Company for the coming year.
Composition of the Board of Directors
The articles of the Company provide that the board of directors of the Company (the “Board of Directors”) must consist of a minimum of three (3) and a maximum of twenty (20) directors. The Board of Directors has established that a number of nine (9) directors was well adapted to its size and activities.
Nominees
All of the nominees for the director positions of the Company are elected for a one year term ending at the next annual meeting of shareholders or when his successor is elected, unless he resigns or the position becomes vacant as a result of death, dismissal or otherwise, prior to the said meeting. We do not contemplate that any of the nominees will be unable to fulfill his mandate as director. Unless instructions are given to abstain from voting with regard to the election of directors, the persons whose names appear on the enclosed form of proxy will vote FOR the election of the nominees whose names are set out in the table below.
At the Meeting, shareholders are asked to vote on a slate of directors. However, at a meeting of the Nominating and Corporate Governance Committee held in December 2009, the members of this committee agreed to review the election mode of directors for the next annual meeting of the Company. The members of the committee will examine the opportunity to move from a bundled slate of directors to an election of directors on an individual basis.

Information Relating to the Meeting	Page 3
Management Proxy Circular	Theratechnologies Inc.

The following table states the names of all persons proposed for election as directors, their province or state and country of residence, their principal occupation, the position held in the Company (if any), the year in which they first became directors of the Company and the number of Common Shares they own, directly or indirectly, or over which they exercise control or direction. To obtain additional information regarding the biographical notes of the nominees, shareholders can consult item 4.1 of the Company’s 2009 annual information form dated February 23, 2010 available on SEDAR at www.sedar.com.
The information relating to the number of Common Shares held by the nominees in the table below and under “Cease Trade Orders, Bankruptcies, Penalties or Sanctions” is based on the statements made by the nominees.

			Number of Common
			Shares of the Company
			Owned, Directly or
			Indirectly,
			or Over Which
Name, Province or State		Director	Control or
and Country of Residence	Principal Occupation	Since	Direction is Exercised
Paul Pommier(1) (2) (3) (4) (5)	Chairman of the Board of the
Québec, Canada	Company	1997	190,100

Gilles Cloutier(3) (5) North Carolina, United States	Corporate Director	2003	51,000

A. Jean de Grandpré(2) (3) (4) (5) Québec, Canada	Corporate Director	1993	200,000

Robert G. Goyer(3)	Emeritus Professor
Québec, Canada	Faculty of Pharmacy
	Université de Montreal	2005	10,000

Gérald A. Lacoste(1) (3) (5) Québec, Canada	Corporate Director	2006	11,000

Bernard Reculeau(2) Paris, France	Corporate Director	2005	18,100

Yves Rosconi(4)	President and Chief Executive
Québec, Canada	Officer of the Company	2004	67,093

Jean-Denis Talon(1) (2)	Chairman of the Board
Québec, Canada	AXA Canada
	(Insurance Company)	2001	60,000

Luc Tanguay(4)	Senior Executive Vice President
Québec, Canada	and Chief Financial Officer of
	the Company	1993	83,000

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

(4)	Member of the Financing Committee

(5)	Member of the Strategic Review Committee

Information Relating to the Meeting	Page 4
Management Proxy Circular	Theratechnologies Inc.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions
Except as described below, to the knowledge of management of the Company, no nominee (a) is, as at the date of the Circular, or has been within the ten (10) years before the date of the Circular, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, (i) was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than thirty consecutive days; (ii) was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than thirty consecutive days; or (iii) within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (b) has, within the ten (10) years before the date of the Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his assets.
Paul Pommier was a member of the board of directors of Royal Aviation Inc. from September 1996 until it was acquired by Canada 3000 Inc. in March 2001. Subsequently, at the end of 2001, Canada 3000 Inc. and its subsidiaries, including Royal Aviation Inc., made assignments in bankruptcy under Section 49 of the Bankruptcy and Insolvency Act (R.S. 1985, c. B-3) (the “Bankruptcy Act”).
Yves Rosconi was a member of the board of directors of Mistral Pharma Inc. from September 2007 until May 2008. On June 13, 2008, Mistral Pharma Inc. filed a notice of intention to make a proposal to its creditors under the Bankruptcy Act and, on August 19, 2008, Mistral Pharma Inc. filed a proposal under the Bankruptcy Act.
Luc Tanguay is currently a member of the board of directors of Ambrilia Biopharma Inc. (hereafter “Ambrilia”) and has been a member since August 22, 2006. On July 31, 2009, Ambrilia obtained court protection from its creditors under the Companies’ Creditors Arrangement Act (Canada). The purpose of the order issued by the court granting Ambrilia protection from its creditors is to provide Ambrilia and its subsidiaries the opportunity to restructure its affairs. Ambrilia is still under court protection. In addition, on July 31, 2009, the Toronto Stock Exchange halted the trading of Ambrilia’s shares pending its review of Ambrilia’s meeting the requirements for continuous listing. On August 5, 2009, Ambrilia announced that its shares would resume trading.
C. Appointment of Auditors
The Company’s auditors for the current fiscal year must be appointed at the Meeting. We propose the appointment of KPMG LLP, chartered accountants from Montréal, who have been the Company’s auditors since October 19, 1993. They will hold office until the next annual meeting of shareholders or until their successors are appointed.
The table below sets forth the fees paid to the auditors of the Company for the financial years ended November 30, 2009 and November 30, 2008.

Information Relating to the Meeting	Page 5
Management Proxy Circular	Theratechnologies Inc.

	Financial Year Ended	Financial Year Ended
	November 30, 2009	November 30, 2008
Audit Fees	$80,000	$77,000
Audit-Related Fees (1)	$17,500	$71,300
Tax Fees (2)	$39,626	$40,064
All Other Fees	—	—

(1)	Audit-related fees relate principally to services rendered in connection with the Company’s quarterly financial statements. For the financial year ended November 30, 2008, audit-related fees paid to KPMG also included fees related to services rendered in connection with the Company’s public offering.

(2)	Tax fees relate to services rendered in connection with the preparation of corporate tax returns and general tax advice.
Unless instructions are given to abstain from voting with regard to the appointment of auditors, the persons whose names appear on the enclosed form of proxy will vote FOR the appointment of KPMG LLP, chartered accountants, as auditors of the Company, and authorize that compensation for their services be determined by the Board of Directors.
D. Approval of Shareholder Rights Plan
On February 10, 2010, the Board of Directors implemented a shareholder rights plan (the “Rights Plan”), the terms and conditions of which are set out in a shareholder rights plan agreement (the “Rights Agreement”) dated February 10, 2010 with Computershare Trust Services of Canada, as rights agent. The Rights Plan is currently effective but is subject to approval by a majority of the votes cast by shareholders, in person or by proxy, at the Meeting. If shareholders of the Company do not approve the Rights Plan, it will cease to be effective and will terminate.
Purpose of the Rights Plan
The purpose of the Rights Plan is to ensure equal treatment of shareholders and to give adequate time for shareholders to properly assess the merits of a bid without undue pressure, and to allow competing bids to emerge. The Rights Plan is designed to give the Board of Directors time to consider alternatives, allowing shareholders to receive full and fair value for their shares. The Rights Plan was not adopted by the Board of Directors in response to any acquisition proposal and is not designed to secure the continuance in office of the current management or the directors of the Company. The adoption of the Rights Plan does not in any way lessen the duties of the directors to fully and fairly examine all bids which may be made to acquire the Common Shares of the Company and to exercise such duties with a view to the best interest of the shareholders and the Company.
Before deciding to adopt the Rights Plan, the Board of Directors considered the current shareholdings of the Company and the legislative framework in Canada governing takeover bids. To our knowledge, there is currently no person who beneficially owns, or controls or directs control, directly or indirectly, over more than ten percent (10%) of the outstanding Common Shares of the Company. Therefore, a person could acquire a de facto control of the Company through the purchase of a number of Common Shares that would represent a percentage of Common Shares below 50% by entering into private acquisition agreements without having to make an offer to all of the shareholders.
Under provincial securities legislation, a takeover bid generally means an offer to acquire voting or equity voting shares of a corporation that, together with shares already owned by the bidder and certain parties related thereto, amount to 20% or more of the outstanding shares of that class.
The existing legislative framework for takeover bids in Canada presents the following concerns for shareholders:

Information Relating to the Meeting	Page 6
Management Proxy Circular	Theratechnologies Inc.

1.	Time

Current legislation permits a takeover bid to expire 35 days after it is initiated. The Board of Directors is of the view that this is not sufficient time to permit shareholders to adequately consider a takeover bid and make a reasoned and unhurried decision.

2.	Pressure to Tender

A shareholder may feel compelled to tender his Common Shares pursuant to a takeover bid which he considers to be inadequate, out of a concern that in failing to do so, the shareholder may be left with illiquid or minority discounted Common Shares. The Rights Plan provides shareholders with a mechanism which is intended to ensure that they can separate the decision to tender, based on the merits of a bid, from the approval or disapproval of a particular takeover bid.

3.	Unequal Treatment

Shareholders may not be treated equally if, as current securities legislation provides, an important number of Common Shares is acquired pursuant to a private agreement in which a small group of shareholders or a shareholder disposes of its Common Shares at a premium to market price, which premium is not shared with the other shareholders of the Company. In addition, a person may gradually accumulate Common Shares through stock exchange acquisitions which results in an acquisition of control of the Company, without payment of fair value for control or a fair sharing of a control premium amongst all shareholders. The Rights Plan addresses these concerns by applying to all acquisitions of 20% or more of the Common Shares of the Company, ensuring that shareholders receive equal treatment.
The issue of rights (the “Rights”) will not in any way adversely alter the financial condition of the Company and will not change the way in which shareholders trade their Common Shares. However, by permitting holders of Rights other than an “Acquiring Person” (as defined below) to acquire additional Common Shares of the Company at a discount to market value, the Rights may cause substantial dilution to a person or group that acquires 20% or more of the outstanding Common Shares other than by way of a “Permitted Bid” (as defined below). A potential bidder can avoid the dilutive features of the Rights Plan by making a bid that conforms to the requirements of a Permitted Bid.
The Company has reviewed the Rights Plan for conformity with current practices of Canadian companies with respect to shareholder protection rights plans. We believe that the Rights Plan preserves the fair treatment of shareholders, is consistent with best Canadian corporate practices and addresses institutional investor guidelines.
Terms of the Rights Plan
The following is a summary of the principal terms of the Rights Agreement and is provided subject to the terms and conditions thereof. A complete copy of the Rights Agreement has been filed and is available on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.
Issue of Rights
In order to implement the Rights Plan, the Board of Directors authorized the Company to issue one right in respect of each Common Share outstanding as of 6:00 p.m. (Montreal time) on February 9, 2010 (the “Effective Date”). One Right will also be issued and attached to each subsequently issued Common Share.

Information Relating to the Meeting	Page 7
Management Proxy Circular	Theratechnologies Inc.

Rights-Exercise Privilege
The Rights will be separate from the Common Shares to which they are attached and will become exercisable at the time (the “Separation Time”) that is ten (10) business days after the earlier of: (i) the first date of public announcement that an “Acquiring Person” (as defined below) has become such; (ii) the date of commencement of, or first public announcement in respect of, a takeover bid which will permit an offeror to hold 20% or more of the Common Shares, other than by an acquisition pursuant to a takeover bid permitted by the Rights Plan (a “Permitted Bid” as defined below); (iii) the date upon which a Permitted Bid ceases to be a Permitted Bid; or (iv) such other date as may be determined in good faith by the Board of Directors.
The acquisition permitting a person (an “Acquiring Person”), including others acting jointly or in concert with such person, to hold 20% or more of the outstanding Common Shares, other than by way of a Permitted Bid, is referred to as a “Flip-in Event.” Any Rights held by an Acquiring Person on or after the earlier of the Separation Time or the first date of a public announcement (the “Common Share Acquisition Date”) by the Company or an Acquiring Person that an Acquiring Person has become such will become null and void upon the occurrence of a Flip-in Event. Ten (10) trading days after the occurrence of the Common Share Acquisition Date, each Right (other than those held by the Acquiring Person) will permit the holder to purchase for the exercise price that number of Common Shares determined as follows: a value of twice the exercise price divided by the average weighted market price for the last 20 trading days preceding the Common Share Acquisition Date. The exercise price is currently $25 per Right, subject to adjustment provisions described in the Rights Plan.
Upon the occurrence of a Flip-in Event and the separation of the Rights from the Common Shares, reported earnings per share on a fully diluted or non-diluted basis may be affected. Holders of Rights who do not exercise their Rights upon the occurrence of a Flip-in Event may suffer substantial dilution.
Lock-Up Agreements
A bidder may enter into lock-up agreements with the shareholders of the Company whereby such shareholders agree to tender their Common Shares to the takeover bid (the “Lock-up Bid”) without a Flip-in Event occurring. Any such agreement must permit or must have the effect to permit the shareholder to withdraw the Common Shares to tender to another takeover bid or to support another transaction that exceeds the value of the Lock-up Bid.
Certificates and Transferability
Prior to the Separation Time, the Rights will be evidenced by a legend imprinted on certificates for Common Shares issued after the Effective Date. Rights are also attached to Common Shares outstanding on the Effective Date, although share certificates will not bear such a legend. Prior to the Separation Time, Rights will not be transferable separately from the Common Shares. From and after the Separation Time, the Rights will be evidenced by Rights certificates, which will be transferable and traded separately from the Common Shares.

Information Relating to the Meeting	Page 8
Management Proxy Circular	Theratechnologies Inc.

“Permitted Bid” Requirements
A “Permitted Bid” is a takeover bid that does not trigger the exercise of Rights. A “Permitted Bid” is a bid that aims to acquire shares which, together with the other securities beneficially owned by the bidder, represent not less than 20% of the outstanding Common Shares, which bid is made by means of a takeover bid circular and satisfies the following requirements:
(i)	the bid must be made to all holders of Common Shares;

(ii)	the bid must include a condition without reservation providing that no share tendered pursuant to the bid will be taken up prior to the expiry of a period of not less than 60 days and only if at such date more than 50% in aggregate of the outstanding shares held by the shareholders other than the bidder, its associates and affiliates, and persons acting jointly or in concert with such persons (the “Independent Shareholders”), have been tendered pursuant to the bid and not withdrawn;

(iii)	if more than 50% in aggregate of the shares held by Independent Shareholders are tendered to the bid within the 60-day period, the bidder must make a public announcement of that fact and the bid must remain open for deposits of shares for an additional ten (10) business days from the date of such public announcement.
Waiver and Redemptions
The Board of Directors acting in good faith may, prior to a Flip-in Event, waive the dilutive effects of the Rights Plan in respect of a particular Flip-in Event that would result from a takeover bid made by way of takeover bid circular to all holders of Common Shares, in which event such waiver would be deemed also to be a waiver in respect of any other Flip-in Event. The Board of Directors may also waive the Rights Plan in respect of a particular Flip-in Event that has occurred through inadvertence, provided that the Acquiring Person that inadvertently triggered such Flip-in Event reduces its beneficial holdings to less than 20% of the outstanding Common Shares within 14 days or any other period that may be specified by the Board of Directors. At any time prior to the occurrence of a Flip-in Event, the Board of Directors may, subject to the prior approval of the holders of Common Shares, elect to redeem all, but not less than all, of the outstanding Rights at a price of $0.0001 per right.
Exemption for Investment Managers
Investment managers (for client accounts), trust companies and pension funds (acting in their capacity as trustees and administrators) acquiring shares permitting them to hold 20% or more of the Common Shares are exempt from triggering a Flip-in Event, provided that they are not making, or are not part of a group making, a takeover bid.
Supplements and Amendments
The Company is authorized to make amendments to the Rights Plan to correct any clerical or typographical error or to maintain the validity of the Rights Plan as a result of changes in laws or regulations. Prior to the Meeting, the Company is authorized to amend or supplement the Rights Plan as the Board of Directors may in good faith deem necessary or advisable. The Company will issue a press release relating to any material amendment made to the Rights Plan prior to the Meeting and will advise the shareholders of any such amendment at the Meeting. Material amendments or supplements to the Rights Plan will require, subject to the regulatory authorities, the prior approval of the shareholders or, after the Separation Time, holders of Rights.

Information Relating to the Meeting	Page 9
Management Proxy Circular	Theratechnologies Inc.

Canadian Income Tax Consequences of the Rights Plan
Under the Income Tax Act (Canada) (the “Tax Act”), while the matter may be debated, the issue of the Rights under the Rights Plan may be a taxable benefit, the fair market of value of which must be included in the income of a recipient. The Company considers that the Rights, when issued, will have no or negligible monetary value, there being only a remote possibility that the Rights will ever be exercised. The Rights will be considered to have been acquired at no cost. The holder of Rights may realize income or be subject to withholding tax under the Tax Act if the Rights become exercisable, are exercised and are otherwise disposed of.
The information provided above is of a general nature and is not intended to constitute, nor should it be construed as, legal or tax advice to any particular holder of Common Shares. Such holders are advised to consult their own tax advisors regarding the consequences of acquiring, holding, exercising or otherwise disposing of their Rights, taking into account their own particular circumstances and applicable federal, provincial, territorial or foreign legislation.
Recommendation of the Board of Directors
At the Meeting, shareholders will be asked to consider and, if deemed advisable, to approve the Rights Plan by passing Resolution 2010-1, substantially in the form of the resolution attached as Appendix A to this Circular. Resolution 2010-1 must be passed by a majority of the votes cast by shareholders entitled to vote who are represented in person or by proxy at the Meeting and who vote in respect of that resolution.
The Board of Directors considers the approval of the Rights Plan to be appropriate and in the best interests of the Company and recommends that shareholders vote in favour of Resolution 2010-1 to approve the Rights Plan.
Unless instructions are given to vote against, or abstain from voting on, Resolution 2010-1, the persons whose names appear in the enclosed form of proxy will vote FOR the passing of Resolution 2010-1.
E. Other Matters to be Acted Upon
The Company will consider and transact such other business as may properly come before the Meeting or any adjournment thereof. Management of the Company knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting. Should any other matters properly come before the Meeting, the Common Shares represented by the proxy solicited hereby will be voted on such matter in accordance with the best judgment of the persons voting the proxy.

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Management Proxy Circular	Theratechnologies Inc.

ITEM II. COMPENSATION
The compensation of the executive officers and directors of the Company is determined by the compensation committee of the Company (the “Compensation Committee”). The Compensation Committee is composed of four (4) independent directors, namely A. Jean de Grandpré, who is the chair of the Compensation Committee, Paul Pommier, Bernard Reculeau and Jean-Denis Talon. The mandate, obligations and duties of the Compensation Committee are described in Appendix B to this Circular. The Compensation Committee reviews the compensation of executive officers at a meeting held after the end of the Company’s financial year. At this meeting, the Compensation Committee reviews the compensation of executive officers for the past financial year and determines the compensation for the ensuing year.
1. Executive Compensation
A. Compensation Discussion & Analysis
Objectives of the Compensation Program
To achieve its business plan, the Company requires a strong and capable executive team. This justifies the need for an executive program that will attract, retain, motivate and reward its executive officers. The Company is committed to a compensation policy that is competitive and drives business performance.
What the Compensation Program is Designed to Reward
The compensation program of the Company (the “Compensation Program”) is designed to reward the executive officers for implementing strategies, both in the short and the long term, to realize the business plan of the Company to advance its drug development and commercialization programs. It is also designed to enhance its share value and, thereby, create economic value.
The Compensation Program provides reasonable and competitive total executive compensation. Remuneration and incentive components are established to compete with remuneration practices of similar companies that are involved in the biopharmaceutical and pharmaceutical industries.
To establish base salary and bonus compensation levels, the Company generally studies, among other things, the competitive market environment and reviews information published in the Rx & D Compensation Survey and the proxy circulars of other publicly listed biotechnology companies whose stage of development and market capitalization are similar or more advanced than those of the Company. The Compensation Committee also takes into consideration the financial needs of the Company, its business plan and the Company’s annual corporate objectives before determining the Company’s own Compensation Program.
At the beginning of the financial year 2009, the Compensation Committee met to determine the base salary of each executive officer. In order to set the base salary of its executive officers for that financial year, the Compensation Committee considered publicly available economic data regarding the variation of the Consumer Price Index and publicly available data regarding forecasted salary percentage increase for that year. The Compensation Committee also considered the importance of the objectives to be attained by the executive officers and the Company during that year. No independent third-party report was prepared. However, at the end of the financial year 2009, the Compensation Committee retained the services of Towers Perrin, an independent third-party

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Management Proxy Circular	Theratechnologies Inc.

consulting firm, to conduct an annual comparative analysis of the compensation paid to its executive officers against the compensation paid to executive officers in various companies. Towers Perrin’s analysis was based on a reference market of the following 19 companies (the “Benchmarked Companies”):
•	AEterna Zentaris Inc.
•	Angiotech Pharmaceuticals Inc.
•	AstraZeneca Canada Inc.
•	Bayer Inc.
•	Beckman Coulter Canada Inc.
•	Biogen Idec Canada Inc.
•	BioMS Medical Corp.
•	Cardiome Pharma Corp.
•	Eli Lilly Canada Inc.
•	Hoffman — La Roche Limited
•	Labopharm Inc.
•	Life Technologies Corporation
•	MDS Inc.
•	Methylgene Inc.
•	Bellus Health Inc.
•	Patheon Inc.
•	QLT Inc.
•	Sanofi Pasteur Limited
•	Transition Therapeutics Inc.
The Benchmarked Companies were reviewed and agreed to by the Compensation Committee.
Overall, Towers Perrin’s report concluded that the aggregate compensation paid to the Named Executive Officers (as defined below) of the Company was below the median and, in certain circumstances, at the median of the aggregate compensation paid by the Benchmarked Companies to individuals holding the same position as those of the Named Executive Officers.
Decision-Making Process
The proposed annual compensation for each of the executive officers, other than for the President and Chief Executive Officer, is presented by the President and Chief Executive Officer to the Compensation Committee and reviewed by the Compensation Committee. The compensation for the President and Chief Executive Officer is determined by the Compensation Committee. The Compensation Committee reports and makes a recommendation to the Board of Directors on the proposed compensation of executive officers. The Board of Directors approves grants of options if, upon the recommendation of the Compensation Committee, it deems it advisable.
Elements of Compensation Program
The major elements of the Company’s executive Compensation Program are base salary, short-term performance reward program that takes the form of cash bonuses, and long-term incentives through the granting of stock options. All proposed changes to any compensation component of an executive officer are first reviewed internally by the President and Chief Executive Officer and the Senior Executive Vice President and Chief Financial Officer. The proposed changes are then presented to the Compensation Committee.

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Management Proxy Circular	Theratechnologies Inc.

Base Salary
Base salaries for each of the executive officers are based on the experience, expertise and competencies of each executive officer. In reference to the Benchmarked Companies used for comparison, the salaries of the Named Executive Officers and other executive officers are generally at the median (50th percentile). However, the Compensation Committee has no firm policy on setting the base salary at the median and, accordingly, base salaries may be set below or above the median.
Performance Reward Program
The short-term performance reward program is designed to recognize the contribution of each executive officer in helping the Company to attain its corporate objectives and to increase its value. Bonuses are granted if the annual corporate objectives are met by the Company and in accordance with the individual performance and the results achieved or surpassed by such individual in connection with such corporate objectives. When and if the Company generates significant revenues from the sale of his products, financial criteria will also be factored into the determination of this program.
The target bonus payment for each of the President and Chief Executive Officer and the Senior Executive Vice President and Chief Financial Officer is set at 50% of their respective base salary. For the other three Named Executive Officers, the target bonus payment is set at 33 1/3% of their respective base salary. These target bonus payments are at the 75th percentile when compared against the Benchmarked Companies, except for the target bonus payment of the President and Chief Executive Officer which is at the median.
For the year ended November 30, 2009, the Company’s principal objective was to file a complete New Drug Application to the Food and Drug Administration in the United States and to file it by the end of the second quarter. The second corporate objective of the Company consisted in organizing working committees with our commercial partner in the United States for the preparation of the commercialization of tesamorelin in such country further to the execution of our collaboration and licensing agreement with EMD Serono, Inc. at the beginning of our fiscal year 2009. The third corporate objective of the Company was related to the negotiations of supply agreements with third-party service providers to ensure that the Company would have the manufacturing capacity to supply tesamorelin to its commercial partner in the United States for commercial sale in this country. The fourth corporate objective of the Company consisted in exploring the potential of tesamorelin to be approved in countries other than the United States for the treatment of excess abdominal fat in HIV-infected patients with lipodystrophy while seeking partners to commercialize tesamorelin in those countries. The fifth corporate objective of the Company consisted in pursuing the evaluation of other clinical programs in which tesamorelin could be developed. Finally, the last objective was to meet each of these objectives in a cost-efficient manner to conserve the Company’s cash position and to manage its burn rate.
The objectives of the Named Executive Officers were aligned with those of the Company. The Compensation Committee did not mathematically weight the objectives of the Company against each other and the objectives of the Named Executive Officers against those of the Company in determining the compensation of the Named Executive Officers for the last financial year. The Compensation Committee rather considered all objectives with the attainment of the first corporate objective as being the most relevant one in order to set the compensation of the Named Executive Officers for the last financial year.

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Management Proxy Circular	Theratechnologies Inc.

Long-Term Incentive Program
The Company’s long-term incentive program is composed of its share option plan (the “Share Option Plan”) which was originally adopted on December 6, 1993, and subsequently amended from time to time, in order to attract, retain, motivate employees in key positions and align their interests with those of the Company’s shareholders by allowing optionees to participate in the increased value of the Common Shares. The Company has no share-based award. The Company has a share purchase plan but the share purchase plan is available to all employees of the Company and the decision to subscribe for Common Shares under this plan rests with each employee. For a description of the share purchase plan, see “Other Information — Description of the Share Purchase Plan” below.
The number of options granted is determined on the basis of the position of each executive officer, the attainment of corporate objectives and the value of the options at the time of grant as part of the total compensation of an executive officer. When assessing whether options should be granted to an executive officer, the Compensation Committee also factors in the number of options held by an executive officer, their vesting periods, expiry dates and exercise prices. When compared against the value of options granted by the Benchmarked Companies to individuals holding the same positions as those of the Named Executive Officers, the estimated annualized value of the options granted by the Company during the last five (5) years to its Named Executive Officers is below and, in certain circumstances, at the median.
Description of the Share Option Plan
A maximum of 5,000,000 Common Shares have been reserved for stock option grants under the Share Option Plan, of which, as at the date of the Circular, 999,001 options remain available for issuance.
The Board of Directors administers the Share Option Plan. The Board of Directors designates the optionees and determines the number of Common Shares underlying these options, the vesting period, the exercise price and the expiry date of each option, as well as all other related matters, the whole in compliance with the terms of the Share Option Plan and applicable legislative provisions established by the securities regulatory authorities. Options granted to executive officers generally vest as to 33 1/3% on each year starting twelve (12) months after the date of grant. The Board of Directors can modify or terminate the Share Option Plan subject to compliance with the rules set forth by regulatory authorities. However, certain amendments require the approval of a majority of the voting shareholders of the Company.
Unless otherwise determined by the Board of Directors, the options granted pursuant to the Share Option Plan may be exercised within a maximum period of ten (10) years following their date of grant, unless the optionee’s employment is terminated, other than for death, in which case the optionee’s unexercised vested options, if any, may be exercised within a period of one hundred eighty (180) days following the date of the employee’s termination. In the event of the death of an optionee prior to the expiry date of his options, the optionee’s legal personal representative may exercise the optionee’s unexercised vested options within twelve (12) months after the date of the optionee’s death. The options granted in accordance with the Share Option Plan cannot be transferred or assigned.
The exercise price at which the options may be granted pursuant to the Share Option Plan cannot be less than the closing price of the Common Shares on the TSX on the day preceding the date of grant of the options.

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Management Proxy Circular	Theratechnologies Inc.

In addition, the Share Option Plan states that the number of Common Shares that may be issued to insiders, at any time, under all security based compensation arrangements of the Company, cannot exceed 10% of the outstanding Common Shares of the Company, and the number of Common Shares issued to insiders, within any one year period, under all security based compensation arrangements, cannot exceed 10% of the outstanding Common Shares. The number of Common Shares that may be issued to non-employee directors, within any one year period, under all security based compensation arrangements, cannot exceed 0.5% of the outstanding Common Shares of the Company.
During the financial year ended November 30, 2009, the Company granted options under the Share Option Plan providing for the purchase of 680,500 Common Shares. From December 1, 2009 to February 22, 2010, the Company granted 265,000 options under the Share Option Plan, 155,000 of which were granted to the Named Executive Officers as part of their compensation for the last financial year ended November 30, 2009.
The following table sets forth the information regarding the equity compensation plan of the Company as at November 30, 2009.

Number of Securities
to be Issued upon
	Exercise of		Number of Securities
	Outstanding Options		Remaining Available
	(% of Issued and	Weighted-average	for Future Issuance
	Outstanding Share	Exercise Price of	under Equity
Plan Category	Capital)	Outstanding Option	Compensation Plan
Equity Compensation Plan Approved by Shareholders	2,665,800 (4.41%)	$5.20	1,244,834

Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	2,665,800	$5.20	1,244,834

B. Summary Compensation Table
The summary compensation table below details compensation for the financial year ended November 30, 2009 for each of the President and Chief Executive Officer, the Senior Executive Vice President and Chief Financial Officer, and the three other most highly compensated executive officers of the Company (collectively the “Named Executive Officers”) for services rendered in all capacities.

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Management Proxy Circular	Theratechnologies Inc.

						Non-equity incentive plan compensation ($)
				Option-						All other
Name and				based		Annual		Long-term	Pension	compen-
principal		Salary	Share-based awards	awards(1) (2)		incentive		incentive	value	sation(13)	Total compensation
position	Year	($)	($)	($)		plans		plans	($)	($)	($)

Yves Rosconi President and Chief Executive Officer	2009	426,635	—	80,820	(3)	225,000	(8)	—	—	—	732,455

Luc Tanguay Senior Executive Vice President and Chief Financial Officer	2009	353,354	—	67,350	(4)	176,000	(9)	—	—	—	596,704

Christian Marsolais Vice President, Clinical Research and Medical Affairs	2009	220,846	—	156,040	(5)	100,000	(10)	—	—	—	476,886

Martine Ortega Vice President, Compliance and Regulatory Affairs	2009	215,827	—	125,165	(6)	110,000	(11)	—	—	—	450,992

Jocelyn Lafond Vice President, Legal Affairs, and Corporate Secretary	2009	200,769	—	142,570	(7)	66,000	(12)	—	—	—	409,339

(1)	The value of the awards is comprised of two grants that occurred during the last financial year. The first grant was made on December 18, 2008 (the “December 2008 Grant”) and the second occurred on December 8, 2009 (the “December 2009 Grant”). Only the value of the options received by Ms. Ortega, Mr. Marsolais and Mr. Lafond as part of the December 2008 Grant and resulting as compensation for the financial year ended November 30, 2009 has been included in this table. The value of the option-based awards was calculated using the Black-Scholes-Merton model using the following assumptions:
(a)	December 2008 Grant:

(i)	Risk-free interest rate: 1.79%;

(ii)	Expected volatility in the market price of the Common Shares: 79.33%;

(iii)	Expected dividend yield: 0%; and

(iv)	Expected life: 6 years.

Fair value per option: $1.235.

(b)	December 2009 Grant:

(i)	Risk-free interest rate: 2.46%;

(ii)	Expected volatility in the market price of the Common Shares: 80.96%;

(iii)	Expected dividend yield: 0%; and

(iv)	Expected life: 6 years.

Fair value per option: $2.694

(2)	The options granted as part of the December 2008 Grant vest over a three (3) year period as to 33 1/3% beginning December 18, 2009. The options granted as part of the December 2009 Grant vest over a three (3) year period as to 33 1/3% beginning on December 8, 2010.

(3)	Mr. Rosconi was granted 30,000 options as part of the December 2009 Grant.

(4)	Mr. Tanguay was granted 25,000 options as part of the December 2009 Grant.

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Management Proxy Circular	Theratechnologies Inc.

(5)	Mr. Marsolais was granted 35,000 options as part of the December 2009 Grant. Mr. Marsolais was also granted 50,000 options as part of the December 2008 Grant, of which 25,000 were granted pursuant to the terms of his employment agreement and 25,000 were granted further to his appointment as Vice President in August 2007. Subject to Mr. Marsolais being employed by the Company, these 50,000 options were scheduled to be granted in the financial year 2008. However, as a result of the strategic review process that was ongoing during this financial year, the Board of Directors decided to defer the grant of those options until completion of the strategic review process.

(6)	Ms. Ortega was granted 35,000 options as part of the December 2009 Grant. Ms. Ortega was also granted 25,000 options as part of the December 2008 Grant further to her appointment as Vice President in August 2007. Subject to Ms. Ortega being employed by the Company, these 25,000 options were scheduled to be granted in the financial year 2008. However, as a result of the strategic review process that was ongoing during this financial year, the Board of Directors decided to defer the grant of those options until completion of the strategic review process.

(7)	Mr. Lafond was granted 30,000 options as part of the December 2009 Grant. Mr. Lafond was also granted 50,000 options as part of the December 2008 Grant, of which 25,000 were granted pursuant to the terms of his employment agreement and 25,000 were granted further to his appointment as Vice President in August 2007. Subject to Mr. Lafond being employed by the Company, these 50,000 options were scheduled to be granted in the financial year 2008. However, as a result of the strategic review process that was ongoing during this financial year, the Board of Directors decided to defer the grant of those options until completion of the strategic review process.

(8)	The amount received by Mr. Rosconi represents 106% of his targeted bonus ($212,873). As President and Chief Executive Officer of the Company, Mr. Rosconi’s objectives were aligned with the Company’s objectives. The Compensation Committee determined that he had exceeded his objectives by leading the scientific and regulatory teams in filing a New Drug Application to the Food and Drug Administration in the United States before the end of the second quarter.

(9)	The amount received by Mr. Tanguay represents 100% of his targeted bonus ($176,000). As Senior Executive Vice President and Chief Financial Officer of the Company, Mr. Tanguay’s objectives were aligned with those of the Company and included (i) managing the Company’s liquidities to ensure the corporate objectives would be attained in a cost-efficient manner and according to the annual budget; (ii) supervising the negotiation of supply agreements with third parties for the manufacture of tesamorelin on a commercial scale; (iii) overseeing the internal controls and process of the Company for compliance with securities regulation; (iv) supervising the process regarding the preparation of the Company to the new IFRS accounting rules; and (v) overseeing the investors’ relations programme.

(10)	The amount received by Mr. Marsolais represents 135% of his targeted bonus ($73,615). As Vice President, Clinical Research and Medical Affairs, of the Company, Mr. Marsolais’s objective were aligned with those of the Company and consisted in the preparation and completion of the New Drug Application to be filed with the Food and Drug Administration of the United States.

(11)	The amount received by Ms. Ortega represents 153% of her targeted bonus ($71,942). As Vice President, Compliance and Regulatory Affairs, of the Company, Ms. Ortega’s objectives were aligned with those of the Company and included (i) leading the preparation of the New Drug Application to ensure compliance with the Federal Food, Drug, and Cosmetic Act (United States); and (ii) managing the filing process of the New Drug Application with the Food and Drug Administration in the United States.

(12)	The amount received by Mr. Lafond represents 99% of his targeted bonus ($66,922). As Vice President, Legal Affairs, and Corporate Secretary, of the Company, Mr. Lafond’s objectives were aligned with those of the Company. The main objective of Mr. Lafond consists in overseeing the legal needs of the Company. In addition, the Compensation Committee determined that he had achieved the following objectives (i) overseeing the anti-trust issues regarding the execution of the collaboration and licensing agreement with EMD Serono, Inc.; (ii) assisting with the negotiations of the supply agreements to manufacture tesamorelin on a commercial scale; and (iii) supporting the legal needs of both the clinical research and regulatory teams.

(13)	Perquisites for each Named Executive Officer have not been included as they do not reach the prescribed threshold of the lesser of $50,000 and 10% of each of the respective Named Executive Officer’s salary for the last financial year.

C. Incentive Plan Awards

Outstanding Option-Based Awards and Share-Based Awards

The table below details the outstanding option-based awards and share-based awards as at November 30, 2009 for each of the Named Executive Officers.

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Management Proxy Circular	Theratechnologies Inc.

	Option-Based Awards			Share-Based Awards
	Number of				Number of shares	Market or payout
	securities			Value of unexercised	or units of shares	value of
	underlying	Option exercice		in-the-money	that have not	share-based awards
	unexercised options	price	Option expiration	options (1)	vested	that have not
Name	(#)	($)	date	($)	(#)	vested ($)

Yves Rosconi	133,334	2.61	2014.10.01	90,667	—	—
President and	133,334	1.24	2015.10.01	273,335
Chief Executive Officer	25,000	8.23	2017.01.12	—
	25,000	1.80	2018.12.18	37,250

Luc Tanguay	200,000	10.40	2011.10.30	—	—	—
Senior Executive	200,000	8.00	2012.10.30	—
Vice President and	125,000	1.94	2016.02.08	168,750
Chief Financial Officer	25,000	8.23	2017.01.12	—
	20,000	1.80	2018.12.18	29,800

Christian Marsolais	25,000	11.48	2017.07.11	—	—	—
Vice President,	25,000	10.60	2017.08.06	—
Clinical Research	1,000	8.50	2018.01.30	—
and Medical Affairs	65,000	1.80	2018.12.18	96,850

Martine Ortega	25,000	1.42	2016.07.06	46,750	—	—
Vice President,	10,000	8.23	2017.01.12	—
Compliance and	25,000	11.48	2017.07.11	—
Regulatory Affairs	25,000	10.60	2017.08.06	—
	1,000	8.50	2018.01.30	—
	40,000	1.80	2018.12.18	59,600

Jocelyn Lafond	25,000	8.29	2017.03.29	—	—	—
Vice President,	25,000	10.60	2017.08.06	—
Legal Affairs,	65,000	1.80	2018.12.18	96,850
and Corporate Secretary

(1)	The value of unexercised in-the-money options at financial year end is the difference between the closing price of the Common Shares on November 30, 2009 ($3.29) on the TSX and the respective exercise prices of the options. The value shown in this table does not represent the actual value that a Named Executive Officer would have received if the options had been exercised as at November 30, 2009 since some of these options were not fully vested as of that date and, therefore, were not exercisable.
Incentive Plan Awards — Value vested or earned during the year
The table below shows the value vested or earned during the year under each incentive plan as at November 30, 2009 for each of the Named Executive Officers.

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Management Proxy Circular	Theratechnologies Inc.

			Non-equity incentive
	Option-based awards	Share-based awards	plan compensation
	Value vested during	Value vested	Value earned
	the year(1)	during the year	during the year
Name	($)	($)	($)
Yves Rosconi President and Chief Executive Officer	—	—	225,000

Luc Tanguay Senior Executive Vice President and Chief Financial Officer	—	—	176,000

Christian Marsolais Vice President, Clinical Research and Medical Affairs	—	—	100,000

Martine Ortega Vice President, Compliance and Regulatory Affairs	7,167 (2)	—	110,000

Jocelyn Lafond Vice President, Legal Affairs, and Corporate Secretary	—	—	66,000

(1)	The value is determined by assuming that the options vested during the financial year would have been exercised on the vesting date. The value corresponds to the difference between the closing price of the Common Shares on the TSX on the vesting date and the exercise price of the options on that date.

(2)	8,334 options having an exercise price of $1.42 vested on July 6, 2009. On that date, the closing price of the Common Shares on the TSX was $2.28.
D. Termination and Change of Control Provisions
Below is a summary of the employment agreements of each of the Named Executive Officers together with a table detailing the value of the severance payment that would be payable by the Company to each Named Executive Officer pursuant to his employment agreement if one of the events described in the table had occurred on November 30, 2009.
Yves Rosconi
President and Chief Executive Officer
On October 21, 2004, the Company entered into an employment agreement for an indeterminate term with Mr. Yves Rosconi. In addition to his base salary, Mr. Rosconi is entitled to the Company’s benefits program and is eligible to receive an annual bonus based on attainment of objectives set annually by the Company’s Board of Directors. Mr. Rosconi was also entitled to stock options, which have all been granted. These options vested over a three-year period from the date of grant. Under the terms of the agreement, Mr. Rosconi agreed to non-competition, non-solicitation, non-disclosure and assignment of intellectual property provisions in favour of the Company. If the Company terminates Mr. Rosconi’s employment without just and sufficient cause, he will receive an

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Management Proxy Circular	Theratechnologies Inc.

amount equal to twelve (12) months of compensation (including bonus — based on the last granted — and the value of the Company’s benefits to which he was then entitled). The payment of this amount will be the sole monetary obligation of the Company. Furthermore, in the event of a “Change of Control” (as defined below), his employment agreement provides for an indemnity equal to twenty-four (24) months of compensation (including bonus — based on the last granted — and the value of the Company’s benefits to which he was then entitled) if Mr. Rosconi’s employment is terminated by the Company, and twelve (12) months if Mr. Rosconi resigns on his own free will. In Mr. Rosconi’s agreement, a “Change of Control” is defined as a successful take-over bid, as such term is defined in the Securities Act (Québec).

	Severance		Value of Stock Options(1)
Events	($)		($)
Retirement (2)	—		364,002

Termination of Employment without Just Cause (2)	678,535	(4)	364,002

Termination of Employment in the event of a Change of Control (3)	1,357,070	(4)	401,252

Voluntary Resignation in the event of a Change of Control (3)	678,535	(4)	401,252

Voluntary Resignation (2)	—		364,002

(1)	The value assumes that upon the occurrence of an event, all vested options would be exercised. The value is the difference between the closing price of the Common Shares on November 30, 2009 on the TSX ($3.29) and the respective exercise price of each vested option as at November 30, 2009.

(2)	Under the Share Option plan, the termination of a person’s employment with the Company entitles him to exercise his vested options over a six-month period after the termination date.

(3)	Given the different definitions of “Change of Control” used in the employment agreements of the Named Executive Officers, in computing the value of the stock options in the event of a Change of Control, the Company assumed that all unvested options would vest as per the terms of Section 5.5 of its Share Option Plan and that all vested options having an exercise price lower than the closing price of the Common Shares on November 30, 2009 on the TSX ($3.29) would be exercised.

(4)	As at November 30, 2009, the last bonus paid to Mr. Rosconi was the bonus he received for the financial year 2008 which amounted to $230,000.
Luc Tanguay
Senior Executive Vice President and Chief Financial Officer
The Company entered into an employment agreement for an indeterminate term with Mr. Luc Tanguay on October 30, 2001. His agreement was subsequently amended on May 9, 2002, June 7, 2004 and February 8, 2006. In addition to his base salary, Mr. Tanguay is entitled to the Company’s benefits program and is eligible to receive an annual bonus based on the attainment of annual objectives. Mr. Tanguay was also entitled to stock options, which have all been granted. Under the terms of the agreement, Mr. Tanguay agreed to non-competition, non-solicitation, non-disclosure and assignment of intellectual property provisions in favour of the Company. If the Company terminates the employment of Mr. Tanguay without just and sufficient cause, he will receive an amount equal to twenty-four (24) months of compensation (including bonus — based on the last granted — and the value of the Company’s benefits to which he was then entitled). The payment of this amount will be the sole monetary obligation of the Company. In addition, in the event the employment of Mr. Tanguay is terminated for any reason, including death, he will be entitled to exercise his stock options over a 24-month period, subject to the prior expiry of his stock

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Management Proxy Circular	Theratechnologies Inc.

options in accordance with their terms. Furthermore, in the event of a “Change of Control” (as defined below), his employment agreement provides for an indemnity equal to twenty-four (24) months of compensation (including bonus — based on the last granted — and the value of the Company’s benefits to which he was then entitled) if Mr. Tanguay’s employment is terminated by the Company, and twelve (12) months if Mr. Tanguay resigns on his own free will. In Mr. Tanguay’s agreement, a “Change of Control” is defined as a successful take-over bid, as such term is defined in the Securities Act (Québec).

	Severance		Value of Stock Options(1)
Events	($)		($)
Retirement (2)	—		168,750

Termination of Employment without Just Cause (2)	1,140,508	(4)	168,750

Termination of Employment in the event of a Change of Control (3)	1,140,508	(4)	198,550

Voluntary Resignation in the event of a Change of Control (3)	570,254	(4)	198,550

Voluntary Resignation (2)	—		168,750

(1)	The value assumes that upon the occurrence of an event, all vested options would be exercised. The value is the difference between the closing price of the Common Shares on November 30, 2009 on the TSX ($3.29) and the respective exercise price of each vested option as at November 30, 2009.

(2)	Under the Share Option plan, the termination of a person’s employment with the Company entitles him to exercise his vested options over a six-month period after the termination date.

(3)	Given the different definitions of “Change of Control” used in the employment agreements of the Named Executive Officers, in computing the value of the stock options in the event of a Change of Control, the Company assumed that all unvested options would vest as per the terms of Section 5.5 of its Share Option Plan and that all vested options having an exercise price lower than the closing price of the Common Shares on November 30, 2009 on the TSX ($3.29) would be exercised.

(4)	As at November 30, 2009, the last bonus paid to Mr. Tanguay was the bonus he received for the financial year 2008 which amounted to $195,000.
Christian Marsolais
Vice President, Clinical Research and Medical Affairs
The Company entered into an employment agreement for an indeterminate term with Mr. Christian Marsolais on April 13, 2007. In addition to his base salary, Mr. Marsolais is entitled to the Company’s benefits program and is eligible to receive an annual bonus based on attainment of objectives set annually by the President and Chief Executive Officer. Mr. Marsolais was also entitled to stock options, which have all been granted. These stock options vest over a three-year period from the date of grant. Under the terms of the agreement, Mr. Marsolais agreed to non-competition, non-solicitation, non-disclosure and assignment of intellectual property provisions in favour of the Company. If the Company terminates Mr. Marsolais’ employment without just and sufficient cause, he will receive an amount equal to nine (9) months of his annual base salary. The payment of this amount will be the sole monetary obligation of the Company.

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Management Proxy Circular	Theratechnologies Inc.

	Severance	Value of Stock Options(1)
Events	($)	($)
Retirement (2)	—	—

Termination of Employment without Just Cause (2)	165,634	—

Termination of Employment in the event of a Change of Control (3)	165,634	96,850

Voluntary Resignation in the event of a Change of Control (3)	—	96,850

Voluntary Resignation (2)	—	—

(1)	The value assumes that upon the occurrence of an event, all vested options would be exercised. The value is the difference between the closing price of the Common Shares on November 30, 2009 on the TSX ($3.29) and the respective exercise price of each vested option as at November 30, 2009.

(2)	Under the Share Option plan, the termination of a person’s employment with the Company entitles him to exercise his vested options over a six-month period after the termination date.

(3)	Given the different definitions of “Change of Control” used in the employment agreements of the Named Executive Officers, in computing the value of the stock options in the event of a Change of Control, the Company assumed that all unvested options would vest as per the terms of Section 5.5 of its Share Option Plan and that all vested options having an exercise price lower than the closing price of the Common Shares on November 30, 2009 on the TSX ($3.29) would be exercised.
Martine Ortega
Vice President, Compliance and Regulatory Affairs
The Company entered into an employment agreement for an indeterminate term with Ms. Martine Ortega on May 11, 2006. In addition to her base salary, Ms. Ortega is entitled to the Company’s benefits program and is eligible to receive an annual bonus based on attainment of objectives set annually by the President and Chief Executive Officer. Ms. Ortega was also entitled to stock options, which have all been granted. These stock options vest over a three-year period from the date of grant. Under the terms of the agreement, Ms. Ortega agreed to non-solicitation, non-disclosure and assignment of intellectual property provisions in favour of the Company. If the Company terminates Ms. Ortega’s employment without just and sufficient cause, she will receive an amount equal to nine (9) months of her annual base salary, if her termination occurs: (i) in the context of an internal reorganization of the Company or (ii) within two (2) years from the date there occurs a “Change of Control” (as defined below) of the Company. The payment of this amount will be the sole monetary obligation of the Company. In Ms. Ortega’s agreement, a “Change of Control” is defined as a transaction resulting in the liquidation or winding-up of the Company, delisting of the Company’s Common Shares on a stock exchange, the acquisition by a third party of the control of the Company, the sale of all or substantially all of the assets of the Company or the privatization or a merger of the Company.

Statement of Executive Compensation	Page 22
Management Proxy Circular	Theratechnologies Inc.

	Severance	Value of Stock Options(1)
Events	($)	($)
Retirement (2)	—	46,750

Termination of Employment without Just Cause (2)	161,870	46,750

Termination of Employment in the event of a Change of Control (3)	161,870	106,350

Voluntary Resignation in the event of a Change of Control (3)	—	106,350

Voluntary Resignation (2)	—	46,750

(1)	The value assumes that upon the occurrence of an event, all vested options would be exercised. The value is the difference between the closing price of the Common Shares on November 30, 2009 on the TSX ($3.29) and the respective exercise price of each vested option as at November 30, 2009.

(2)	Under the Share Option plan, the termination of a person’s employment with the Company entitles him to exercise his vested options over a six-month period after the termination date.

(3)	Given the different definitions of “Change of Control” used in the employment agreements of the Named Executive Officers, in computing the value of the stock options in the event of a Change of Control, the Company assumed that all unvested options would vest as per the terms of Section 5.5 of its Share Option Plan and that all vested options having an exercise price lower than the closing price of the Common Shares on November 30, 2009 on the TSX ($3.29) would be exercised.
Jocelyn Lafond
Vice President, Legal Affairs, and Corporate Secretary
The Company entered into an employment agreement for an indeterminate term with Mr. Jocelyn Lafond on March 27, 2007. In addition to his base salary, Mr. Lafond is entitled to the Company’s benefits program and is eligible to receive an annual bonus based on attainment of objectives set annually by the Senior Executive Vice President and Chief Financial Officer. Mr. Lafond was also entitled to stock options, which have all been granted. These stock options vest over a three-year period from the date of grant. Under the terms of the agreement, Mr. Lafond agreed to non-disclosure and assignment of intellectual property provisions in favour of the Company. If the Company terminates Mr. Lafond’s employment without just and sufficient cause, he will receive an amount equal to 12 months of his annual base salary. The payment of this amount will be the sole monetary obligation of the Company. Furthermore, in the event of a “Change of Control”, his employment agreement provides for an indemnity equal to 12 months of his annual base salary if his employment is terminated or if he resigns of his own free will within 24 months from such “Change of Control”. In Mr. Lafond’s agreement, a “Change of Control” is defined as a take-over bid, as such term is defined in the Securities Act (Québec), and as any transaction pursuant to which a person acquires the control of the Company.

Statement of Executive Compensation	Page 23
Management Proxy Circular	Theratechnologies Inc.

	Severance	Value of Stock Options(1)
Events	($)	($)
Retirement (2)	—	—

Termination of Employment without Just Cause (2)	200,769	—

Termination of Employment in the event of a Change of Control (3)	200,769	96,850

Voluntary Resignation in the event of a Change of Control (3)	200,769	96,850

Voluntary Resignation (2)	—	—

(1)	The value assumes that upon the occurrence of an event, all vested options would be exercised. The value is the difference between the closing price of the Common Shares on November 30, 2009 on the TSX ($3.29) and the respective exercise price of each vested option as at November 30, 2009.

(2)	Under the Share Option plan, the termination of a person’s employment with the Company entitles him to exercise his vested options over a six-month period after the termination date.

(3)	Given the different definitions of “Change of Control” used in the employment agreements of the Named Executive Officers, in computing the value of the stock options in the event of a Change of Control, the Company assumed that all unvested options would vest as per the terms of Section 5.5 of its Share Option Plan and that all vested options having an exercise price lower than the closing price of the Common Shares on November 30, 2009 on the TSX ($3.29) would be exercised.
E. Performance Graph
The following graph compares a cumulative annual total shareholder return on a $100 investment in the Common Shares of the Company (“TH”) with a cumulative total shareholder return on the composite index S&P/TSX (previously known as the Toronto Stock Exchange 300 (TSE 300 Index)) assuming that all dividends are reinvested (“S&P”) and the AMEX biotech index (“AMEX Biotech”).
Return on a $100 Investment
from November 30, 2004 to November 30, 2009

Statement of Executive Compensation	Page 24
Management Proxy Circular	Theratechnologies Inc.

	2004	2005	2006	2007	2008	2009

Theratechnologies	100,00	53,44	133,33	537,04	85,19	174,07
S&P / TSX Composite Index	100,00	119,87	141,22	151,60	102,66	126,77
AMEX Biotechnology Index	100,00	129,84	148,42	159,78	114,91	171,25

The trend shown in the above performance graph indicates that, as at November 30 of each of the 2005, 2006, 2007, 2008 and 2009 year, the annual total shareholder return on a $100 investment in the Common Shares of the Company was above the S&P and approximately the same as the AMEX Biotech. The base salaries of the Named Executives Officers were not linked to the trend regarding the annual total shareholder return over the last five years. For the same period, shareholder return was one of the parameters taken into consideration in establishing the value of the short-term performance reward for the Named Executive Officers.
F. Other Information
Description of the Share Purchase Plan
On February 16, 1999, the Board of Directors adopted a common share purchase plan (the “Share Purchase Plan”). The Share Purchase Plan was thereafter amended from time to time and, more recently, by the Board of Directors on February 24, 2009. The last amendments to the Share Purchase Plan were approved by the shareholders on March 26, 2009 at the Company’s last annual and special meeting of shareholders.
The Share Purchase Plan entitles full-time and part-time employees of the Company who, on a Participation Date (as defined below), are residents of Canada, are not under a probationary period and do not hold, directly or indirectly, five percent (5%) or more of the Company’s outstanding Common Shares, to directly subscribe for Common Shares of the Company. The Share Purchase Plan provides that a maximum of 550,000 Common Shares (0.91% of the issued and outstanding Common Shares as at January 31, 2010) may be offered to employees. During the fiscal year ended November 30, 2009, the Company issued 34,466 Common Shares under the Share Purchase Plan (0.06% of the issued and outstanding Common Shares as at January 31, 2010). As at the date of the Circular, 210,186 Common Shares remain available for issuance.
On May 1st and November 1st of each year (the “Participation Dates”), an employee may subscribe for a number of Common Shares under the Share Purchase Plan for an amount that does not exceed during such year 10% of his annual gross salary during said year. Under the Share Purchase Plan, the Board of Directors has the authority to suspend, differ or determine that no subscription of Common Shares will be allowed on a Participation Date if it is in the best interest of the Company.
The Share Purchase Plan provides that the number of Common Shares that may be issued to insiders, at any time, under all security based compensation arrangements of the Company, cannot exceed 10% of the outstanding Common Shares, and the number of Common Shares issued to insiders, within any one-year period, under all security based compensation arrangements, cannot exceed 10% of the outstanding Common Shares.
The subscription price for each new Common Share subscribed pursuant to the Share Purchase Plan is equal to the weighted average closing price of the Common Shares on the Toronto Stock Exchange during a period of five (5) days prior to a Participation Date. Employees cannot assign or otherwise alienate their rights in the Share Purchase Plan.

Statement of Executive Compensation	Page 25
Management Proxy Circular	Theratechnologies Inc.

At the election of an employee, the subscription price for Common Shares may be paid in cash or through an interest-free loan provided by the Company. The loans provided by the Company under the Share Purchase Plan may be repayable by equal withholdings from a participant’s salary for a period not exceeding two (2) years. All loans may be prepaid at all times. The loans granted to any employee at any time must not exceed 10% of his current annual gross salary. All Common Shares subscribed for through an interest-free loan are hypothecated to secure the full and final repayment of the loan and are held by the trustee, Computershare, until such full repayment. Loans are immediately due and repayable upon the occurrence of one of the following events: (i) the termination of the employment of an employee; (ii) the sale or seizure of the Common Shares being subject to a hypothec; (iii) the bankruptcy or insolvency of an employee; or (iv) the suspension of the payment of an employee’s salary or the revocation of his right to salary withholdings.
Shareholder approval is not required for all amendments to the Share Purchase Plan. For example, the Board of Directors may, without shareholder approval, make certain amendments of the following nature to the Share Purchase Plan such as: (i) formal minor or technical amendments to any provision of the Share Purchase Plan; (ii) corrections to any provision of the Share Purchase Plan containing an ambiguity, defect, error or omission; or (iii) changes that do not require shareholder approval as hereafter described. However, the following amendments require the approval by a majority of the shareholders present at a duly called shareholders’ meeting:
(a)	any extension of the term of the Share Purchase Plan;

(b)	any increase in the number of Common Shares reserved for issuance under the Share Purchase Plan;

(c)	any increase in the number of Common Shares that may be purchased annually by an employee;

(d)	any change in the formula to determine the subscription price of Common Shares; and

(e)	any increase in the amount an employee is authorized to borrow from the Company to purchase Common Shares under the Share Purchase Plan.
Indebtedness of Executive Officers
As at the date of the Circular, none of the executive officers was indebted to the Company, other than for “Routine Indebtedness” (as defined in Regulation 51-102 respecting Continuous Disclosure Obligations (Québec)). During the financial year ended on November 30, 2009, none of the executive officers of the Company was indebted to the Company, other than for “Routine Indebtedness”.
2. Director Compensation
A. Determination of Director Compensation
The Company has adopted a compensation policy for its directors who are not employed on a full-time basis by the Company under which they are paid an annual retainer fee as well as attendance fees. In addition, the Company reimburses the reasonable expenses incurred by each director to attend meetings of the board or meetings of committees. In January 2008, the Compensation Committee met and reassessed the compensation paid to all board members, committee members and to the chairs of each committee. The last assessment of the compensation paid to individuals acting as board members, committee members and chairs of such committees had occurred in 2004. The assessment was based on a review of public documents filed by Canadian companies listed on the TSX or NASDAQ market. Criteriae such as fields of operation, market

Statement of Executive Compensation	Page 26
Management Proxy Circular	Theratechnologies Inc.

capitalization, number of employees, stage of development, where applicable, and level of revenue were taken into consideration by the Compensation Committee in reviewing in 2008 the compensation paid to board members, committee members and to chairs of each committee. Based on the recommendation of the Compensation Committee, effective January 1, 2008, the Board of Directors approved the compensation described in the table below for individuals who are not employees of the Company who act as board members, committee members and chairs of those committees.

Position at
Board Level or
Committee Level	Compensation
Annual Retainer to Chair of the Board	$100,000
Annual Retainer to Board Members	$20,000
Annual Grant of Options (1)	10,000	(2)
Attendance Fees Paid for Each Meeting of the Board of Directors
- in person	$2,000
- by conference call	$1,200
Annual Retainer to Chair of the Audit Committee	$10,000
Annual Retainer to Chair of each Committee (other than the Audit Committee)	$6,000
Annual Retainer to Committee Members	$4,000
Attendance Fees Paid for Each Meeting of a Committee(3)
- in person	$1,500
- by conference call	$1,200

(1)	Options are usually granted at the board meeting following the annual meeting of shareholders.

(2)	At the time of the 2008 review, the Compensation Committee had set the annual grant of options to each director at 10,000. However, as a result of the strategic review process that was ongoing, the Board of Directors decided that the number of options that each director was entitled to receive annually was to remain at 5,000. Further to the completion of the strategic review process, during the last financial year, the Board of Directors passed a resolution in order to change that number from 5,000 to 10,000.

(3)	No attendance fee is paid for meetings of the Finance Committee.
B. Director Compensation Table
The following table details all components of the compensation provided to the directors of the Company in the last financial year and the value thereof.

Statement of Executive Compensation	Page 27
Management Proxy Circular	Theratechnologies Inc.

	Fees earned	Share-based awards	Option-based awards(2)	Non-equity incentive plan compensation	Pension value	All other compensation		Total
Name	($)	($)	($)	($)	($)	($)		($)

Gilles Cloutier	46,767	—	12,740	—	—	1,500	(3)	61,007

A. Jean de Grandpré	62,300	—	12,740	—	—	—		75,040

Robert Goyer (1)	38,267	—	12,740	—	—	1,500	(3)	52,507

Gérald A. Lacoste	58,200	—	12,740	—	—	—		70,940

Paul Pommier	179,200	—	12,740	—	—	—		191,940

Bernard Reculeau	39,400	—	12,740	—	—	—		52,140

Jean-Denis Talon	50,300	—	12,740	—	—	—		63,040

(1)	The services of Mr. Goyer are provided to the Company by Clinipharm (1987) Inc. (“Clinipharm”), a company controlled by Mr. Goyer, and all cash compensation for the services of Mr. Goyer is paid to this entity. Based on information received from Clinipharm, Mr. Goyer received from Clinipharm the amount of $10,000 from December 1, 2008 to June 30, 2009. The fiscal year-end of Clinipharm is different from that of the Company and the amount to be received, if any, by Mr. Goyer for the period running from July 1, 2009 to November 30, 2009 is unknown. All options are granted to Mr. Goyer, personally.

(2)	The value of the awards is comprised of one grant that occurred on March 28, 2009 (the “March 2009 Grant”). As part of the March 2009 Grant, each director was granted 10,000 options at an exercise price of $1.84. Each option has a ten-year term and vests on the date of grant. The terms and conditions of those options are governed by the Share Option Plan.
The value of the option-based awards was calculated using the Black-Scholes-Merton model using the following assumptions:

(i) Risk-free interest rate: 1.9%;

(ii) Expected volatility in the market price of the Common Shares: 80.27%;

(iii) Expected dividend yield: 0%; and

(iv) Expected life: 6 years.

Fair value per option: $1.274

The value of the awards does not include the 5,000 options that were granted as part of the December 2008 Grant since these options were granted as compensation for the financial year 2008. These 5,000 options were not granted in the financial year 2008 as a result of the strategic review process that was ongoing during that financial year. These 5,000 options were granted at an exercise price of $1.80, vested on the date of grant and have a ten-year term. The terms and conditions of those options are governed by the Share Option Plan.
(3)	This amount was paid to each of Mr. Cloutier and Mr. Goyer, through Clinipharm in the latter case, for their ad hoc advice on certain clinical matters. Both Mr. Cloutier and Mr. Goyer were formerly on the scientific committee and used to receive an annual compensation of $2,000 each to act as such. However, for the financial year ended on November 30, 2009, the Board of Directors determined that it was in the best interests of the Company to abandon this committee and to compensate Mr. Cloutier and Mr. Goyer if, and when, their services are required with attendance fees similar to those paid to members of committees.
C. Incentive Plan Awards
Outstanding Option-Based Awards and Share-Based Awards
The table below details the outstanding option-based awards and the share-based awards as at November 30, 2009 for each of the directors.

Statement of Executive Compensation	Page 28
Management Proxy Circular	Theratechnologies Inc.

	Option-Based Awards			Share-Based Awards
	Number of
	securities			Value of	Number of shares	Market or payout
	underlying	Option		unexercised	or units of shares	value of share-
	unexercised	exercice	Option	in-the-money	that have not	based awards that
	options	price	expiration	options(1)	vested	have not vested
Name	(#)	($)	date	($)	(#)	($)

Gilles Cloutier	5,000	5.40	2013.05.07	—	—	—
	5,000	3.68	2014.05.03	—
	5,000	1.75	2015.05.06	7,700
	5,000	1.86	2016.03.30	7,150
	5,000	8.29	2017.03.29	—
	5,000	1.80	2018.12.18	7,450
	10,000	1.84	2019.03.28	14,500

A. Jean de Grandpré	5,000	8.65	2010.05.04	—	—	—
	5,000	11.80	2011.05.10	—
	5,000	10.55	2012.05.09	—
	5,000	5.40	2013.05.07	—
	5,000	3.68	2014.05.03	—
	5,000	1.75	2015.05.06	7,700
	5,000	1.86	2016.03.30	7,150
	5,000	8.29	2017.03.29	—
	5,000	1.80	2018.12.18	7,450
	10,000	1.84	2019.03.28	14,500

Robert Goyer	5,000	1.75	2015.05.06	7,700	—	—
	5,000	1.86	2016.03.30	7,150
	5,000	8.29	2017.03.29	—
	5,000	1.80	2018.12.18	7,450
	10,000	1.84	2019.03.28	14,500

Gérald A. Lacoste	5,000	1.86	2016.03.30	7,150	—	—
	5,000	8.29	2017.03.29	—
	5,000	1.80	2018.12.18	7,450
	10,000	1.84	2019.03.28	14,500

Paul Pommier	5,000	8.65	2010.05.04	—	—	—
	5,000	11.80	2011.05.10	—
	5,000	10.55	2012.05.09	—
	5,000	5.40	2013.05.07	—
	5,000	3.68	2014.05.03	—
	5,000	1.75	2015.05.06	7,700
	5,000	1.86	2016.03.30	7,150
	5,000	8.29	2017.03.29	—
	5,000	1.80	2018.12.18	7,450
	10,000	1.84	2019.03.28	14,500

Bernard Reculeau	5,000	1.86	2016.03.30	7,150	—	—
	5,000	8.29	2017.03.29	—

Statement of Executive Compensation	Page 29
Management Proxy Circular	Theratechnologies Inc.

	Option-Based Awards			Share-Based Awards
	Number of
	securities			Value of	Number of shares	Market or payout
	underlying	Option		unexercised	or units of shares	value of share-
	unexercised	exercice	Option	in-the-money	that have not	based awards that
	options	price	expiration	options(1)	vested	have not vested
Name	(#)	($)	date	($)	(#)	($)

	5,000	1.80	2018.12.18	7,450
	10,000	1.84	2019.03.28	14,500

Jean-Denis Talon	5,000	11.80	2011.05.10	—	—	—
	5,000	10.55	2012.05.09	—
	5,000	5.40	2013.05.07	—
	5,000	3.68	2014.05.03	—
	5,000	1.75	2015.05.06	7,700
	5,000	1.86	2016.03.30	7,150
	5,000	8.29	2017.03.29	—
	5,000	1.80	2018.12.18	7,450
	10,000	1.84	2019.03.28	14,500

(1)	The value of unexercised in-the-money options at financial year end is the difference between the closing price of the Common Shares on November 30, 2009 ($3.29) on the TSX and the respective exercise prices of the options.
Incentive Plan Awards — Value vested or earned during the year
The table below shows the value vested or earned during the year under each incentive plan as at November 30, 2009 for each of the directors.

Non-equity incentive
	Option-based awards	Share-based awards	plan compensation
	Value vested during	Value vested	Value earned
	the year(1)	during the year	during the year
Name	($)	($)	($)
Gilles Cloutier	—	—	—

A. Jean de Grandpré	—	—	—

Robert Goyer	—	—	—

Gérald A. Lacoste	—	—	—

Paul Pommier	—	—	—

Bernard Reculeau	—	—	—

Jean-Denis Talon	—	—	—

(1)	The value is determined by assuming that the options vested during the financial year would have been exercised on the vesting date. The value corresponds to the difference between the closing price of the Common Shares on the TSX on the vesting date and the exercise price of the options on that date. Options granted to directors as part of the March 2009 Grant vested on their date of grant which was a day where the TSX was closed for business. No value was recorded for those options since their exercise price was equal to the closing price of the Common Shares on the day preceding the date of grant of the options.

Statement of Executive Compensation	Page 30
Management Proxy Circular	Theratechnologies Inc.

D. Other Information
Indebtedness of Directors
As at the date of the Circular, none of the directors of the Company and proposed nominee for election as a director of the Company is indebted to the Company. During the financial year ended on November 30, 2009, none of the directors of the Company was indebted to the Company.
Liability Insurance of Directors and Officers
The Company purchases liability insurance for its directors and officers in the performance of their duties. These insurance policies also cover the directors and officers of the Company’s subsidiaries. During the fiscal year ended November 30, 2009, the policies provided maximum coverage of $20,000,000 per claim, subject to a $200,000 deductible per occurrence. Premiums paid by the Company for the policies amounted to $109,000. The policies and the premiums do not distinguish between the insurance for the directors’ liability and officers’ liability, the coverage being the same for both groups.

Statement of Executive Compensation	Page 31
Management Proxy Circular	Theratechnologies Inc.

ITEM III. CORPORATE GOVERNANCE DISCLOSURE
The Board of Directors of the Company considers good corporate governance to be important to the effective operations of the Company and to ensure that the Company is managed so as to optimize shareholder value. The Nominating and Corporate Governance Committee is responsible for examining the Company’s needs in this regard and addressing all issues that may arise from its practices. This Committee ensures that the Company’s corporate governance practices comply with Regulation 58-101 respecting Disclosure of Corporate Governance Practices (Québec) and oversees their disclosure according to guidelines described in Policy Statement 58-201 to Corporate Governance Guidelines (Québec) (hereinafter collectively referred to as the “Regulation”).
1. Board of Directors
A. Independence
A majority of the Company’s directors are independent. Seven of the nine Board members meet the criteria for independence defined by the Regulation, as none of them have a direct or indirect material relationship with the Company.

Name	Independence	Material Relationship
Gilles Cloutier	Yes	None
A. Jean de Grandpré	Yes	None
Robert Goyer	Yes	None
Gérald A. Lacoste	Yes	None
Paul Pommier	Yes	None
Bernard Reculeau	Yes	None
Jean-Denis Talon	Yes	None
Luc Tanguay	No	Company Management
Yves Rosconi	No	Company Management
The Chairman of the Board of the Company is Paul Pommier, an independent director within the meaning of the Regulation.
B. Meetings of the Board
The table below details the directors’ attendances to the Board of Directors’ meetings held in the fiscal year ended on November 30, 2009.

Name	Number of Meetings	Attendance	Absence
Gilles Cloutier	7	7	0
A. Jean de Grandpré	7	7	0
Robert Goyer	7	7	0
Gérald A. Lacoste	7	7	0
Paul Pommier	7	7	0
Bernard Reculeau	7	7	0
Jean-Denis Talon	7	7	0
Luc Tanguay	7	7	0
Yves Rosconi	7	7	0

Corporate Governance Disclosure	Page 32
Management Proxy Circular	Theratechnologies Inc.

A meeting of independent directors, at which non-independent directors and members of management are not in attendance, is planned as the last item of each Board meeting. Accordingly, at the conclusion of each Board meeting, the Chairman determines, along with the other independent directors, the relevance of meeting without non-independent directors and members of management. During the fiscal year ended November 30, 2009, independent directors held no meeting without non-independent directors and members of management.
C. Other Board Memberships
As detailed in the following table, only one of the Company’s directors is a board member of an other reporting issuer.

Name	Reporting Issuer
Luc Tanguay	Ambrilia Biopharma Inc.
2. Mandate of the Board of Directors
The Board of Directors adopted the written mandate attached hereto as Appendix C which defines its role and duties.
Consistent with its mandate of identifying key business risks facing the Company and implementing systems to manage those risks, during the last financial year, the Board of Directors undertook to review the various risks faced by the Company. To that end, the Board of Directors delegated to the Audit Committee the responsibility of supervising the management team involved in this process. The process is two-pronged: first, it consists in identifying the most important risks and, second, it consists in reviewing and testing the measures in place to manage the identified risks or, alternatively, create measures if none is in place. During the last financial year, the first part of the review process was completed and, in the current financial year, the measures in place will be tested and, if need be, improved or created.
3. Position Descriptions
The Board of Directors has developed written position descriptions for the Chairman of the Board and the Chairs of the Board’s Committees. A position description was also developed for the President and Chief Executive Officer.
4. Orientation and Continuing Education
The Orientation and Continuing Education Policy for newly appointed directors is attached hereto as Appendix D.
In the last financial year, the members of the Audit Committee attended a seminar organized by the Company’s auditors, KPMG LLP, on the upcoming IFRS accounting rules. In addition, throughout the last financial year, the Company provided its directors with reading material covering topics in various fields, including biotechnology, corporate governance and executive compensation.
In the current financial year, directors will be invited to attend a seminar on Bill 63, the Business Corporations Act (Québec), the new act intended to replace the Companies Act (Québec).

Corporate Governance Disclosure	Page 33
Management Proxy Circular	Theratechnologies Inc.

5. Ethical Business Conduct
The Board of Directors has not adopted a written ethical business code of conduct for the Company’s directors, executive officers and employees. However, it has a series of internal policies substantially covering the same issues as those found in a business code of conduct (confidentiality, harassment and whistleblowing). In addition, it encourages and promotes ethical business conduct that upholds integrity and fault prevention.
In the event a director or an executive officer has a material interest in any transaction or agreement, the matter may initially be reviewed by the Nominating and Corporate Governance Committee to determine the scope of the interest and its impact on management’s decision-making. The Committee will report its findings to the Board of Directors, which will take appropriate action to ensure independent exercise of judgement. In the event a director has a material interest in any transaction or agreement, such director must disclose, without delay, this conflict of interest and follow the rules provided by the General By-Laws of the Company.
6. Nomination of Directors
The Nominating and Corporate Governance Committee is responsible for proposing new candidates for Board nominations. This Committee is exclusively composed of independent directors. A copy of the Committee’s Charter is attached hereto as Appendix E.
7. Compensation
A. Independence
The Compensation Committee is responsible for examining matters relating to compensation of directors and executive officers on behalf of the Board of Directors. The Compensation Committee is comprised exclusively of independent directors. A detailed description of the procedure used by the Compensation Committee to establish compensation is provided under Item II of the Circular.
B. Meetings of the Compensation Committee
The table below details members’ attendance to the Compensation Committee’s meetings held in the financial year ended November 30, 2009.

Name	Number of Meetings	Attendance	Absence
A. Jean de Grandpré	2	2	0
Paul Pommier	2	2	0
Bernard Reculeau	2	2	0
Jean-Denis Talon	2	2	0
At each meeting of the Compensation Committee, its members meet without members of management.
8. Audit Committee
A. Independence
The Company has an audit committee comprised of three independent directors, namely Paul Pommier, who is the Chair, Gérald A. Lacoste and Jean-Denis Talon. Reference is made to section 4.2 of the Company’s annual information form dated February 23, 2010 for a description of the Audit Committee.

Corporate Governance Disclosure	Page 34
Management Proxy Circular	Theratechnologies Inc.

Each member of the Audit Committee has acquired in-depth financial expertise giving each the ability to read and understand a set of financial statements which presents the breadth and level of complexity of accounting issues that are generally comparable to those that can reasonably be expected to be raised in the Company’s financial statements.
B. Meetings of the Audit Committee
The table below details members’ attendance to the Audit Committee’s meetings held in the financial year ended on November 30, 2009.

Name	Number of Meetings	Attendance	Absence
Gérald A. Lacoste	5	5	0
Paul Pommier	5	5	0
Jean-Denis Talon	5	5	0
A meeting of the members, at which members of management are not in attendance, is planned as the last item of each Audit Committee meeting when members of management are asked to attend Audit Committee meetings. Accordingly, at the conclusion of each Audit Committee meeting, the Chairman determines, along with the members, the relevance of meeting without members of management. During the last financial year ended November 30, 2009, members held one (1) meeting without members of management.
9. Other Committees
A. Financing Committee
In addition to the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, the Board of Directors created a Financing Committee composed of two independent directors and two directors who are executive officers of the Company. The Financing Committee’s mandate is to study and analyze financing matters. No meeting of the Financing Committee was held in the financial year ended November 30, 2009.
B. Strategic Committee
In August 2007, the Board of Directors created a Strategic Review Committee comprised of four (4) independent directors, namely Paul Pommier, who is the Chair, Gilles Cloutier, A. Jean de Grandpré and Gérald A. Lacoste. The mandate of the Strategic Review Committee consisted in reviewing potential strategic alternatives to enhance shareholder value such as the entering into of a co-promotion or a partnership agreement with regards to tesamorelin, the finding of a possible partner, acquiror or target business with a view to complete a merger, a sale or an acquisition. As a result of the announcement in October 2008 of the collaboration and licensing agreement entered into between the Company and EMD Serono, Inc., the mandate of the Strategic Review Committee was changed by the Board of Directors in December 2008 to assist executive officers and recommend to the Board of Directors a business strategy to further the growth of the Company.
The Strategic Review Committee currently has the following role and responsibilities:
•	to evaluate and review the various business alternatives of the Company for enhancing shareholder value (the “Strategic Alternatives”);

•	to make recommendations to the Board of Directors with respect to the Strategic Alternatives and to undertake a process it considers appropriate in order to provide such recommendations;

Corporate Governance Disclosure	Page 35
Management Proxy Circular	Theratechnologies Inc.

•	if one of the Strategic Alternatives is approved by the Board of Directors, to maintain, on behalf of the Board of Directors, a review of its implementation; and

•	to perform any action deemed necessary or advisable to comply with its duties and obligations under applicable laws.
The table below details the members’ attendance to the Strategic Committee’s meetings held in the financial year ended on November 30, 2009.

Name	Number of Meetings	Attendance	Absence
Gilles Cloutier	5	4	1
A. Jean de Grandpré	5	5	0
Gérald A. Lacoste	5	5	0
Paul Pommier	5	5	0
A meeting of the members, at which members of management are not in attendance, is planned as the last item of each Strategic Committee meeting when members of management are asked to attend Strategic Committee meetings. Accordingly, at the conclusion of each Strategic Committee meeting, the Chairman determines, along with the members, the relevance of meeting without members of management. During the last financial year ended November 30, 2009, members held two (2) meetings without members of management.
10. Assessment
While there is no formal process for assessing directors on an ongoing basis, the directors are free to discuss specific situations from time to time amongst themselves and/or with the Chairman of the Board and, if deemed necessary, steps are taken to remedy a situation.

Corporate Governance Disclosure	Page 36
Management Proxy Circular	Theratechnologies Inc.

ITEM IV. OTHER INFORMATION
1. Additional Documentation
The Company is a reporting issuer in all Canadian provinces and is required to file its financial statements and Circular with each Canadian Securities Commission. Each year, the Company also files an Annual Information Form with such commissions. The financial information of the Company is provided in the Company’s comparative financial statements and Management’s Discussion & Analysis for its fiscal year ended November 30, 2009. Copies of the Company’s financial statements, management proxy circular and Annual Information Form may be obtained on request to the Secretary of the Company at the following address: 2310 Alfred-Nobel Blvd, Montreal, Québec, H4S 2B4 or by consulting the SEDAR Website at www.sedar.com. The Company may require the payment of a reasonable fee if the request is made by someone other than a security holder of the Company, unless the Company is in the course of a distribution of its securities pursuant to a short-form prospectus, in which case these documents will be provided free of charge.
2. Approval by the Board Of Directors
The content and the sending of this Circular have been approved by the Board of Directors of the Company on February 22, 2010.
Montreal, Québec, February 23, 2010.

Jocelyn Lafond Corporate Secretary

Corporate Governance Disclosure	Page 37
Management Proxy Circular	Theratechnologies Inc.

APPENDIX A
RESOLUTION OF THE SHAREHOLDERS OF
THERATECHNOLOGIES INC. (THE “COMPANY”)
RESOLUTION 2010-1
SHAREHOLDER RIGHTS PLAN
BE IT RESOLVED:
1.	That the shareholder rights plan adopted by the Board of Directors of the Company on February 10, 2010 be and is hereby approved;

2.	That any director or officer of the Company be and is hereby authorized to execute and deliver such documents and instruments and to take such other actions as such director or officer may deem necessary or advisable to give effect to this resolution in his entire discretion, his determination being conclusively evidenced by the execution and delivery of such documents or instruments and the taking of such actions.

Appendix A — Resolution 2010-1
Management Proxy Circular	Theratechnologies Inc.

APPENDIX B
COMPENSATION COMMITTEE CHARTER
I. Mandate
The Compensation Committee (the “Committee”) is responsible for assisting the Company’s Board of Directors (the “Board”) in overseeing the following:
A.	compensation of Senior Management;
B.	assessment of Senior Management;
C.	compensation of Directors;
D.	stock option grants;
E.	overall increase in total compensation.
II. Obligations and Duties
The Committee carries out the duties usually entrusted to a compensation committee and any other duty assigned from time to time by the Board. Specifically, the Committee is charged with the following obligations and duties:
A.	Compensation of Senior Management
1.	Develop a compensation policy for the Company’s Senior Management, notably the Senior Management compensation structure, annual salary adjustments as well as the creation and administration of short and long term incentive plans, stock options, indirect advantages and benefits proposed by the President and Chief Executive Officer.
2.	Review and establish all forms of compensation to Senior Management.
3.	Oversee, as required, employment contracts and terminations of Senior Management, notably severance pay.
4.	Oversee the Company’s annual report on Senior Management compensation part of the Company’s continuous disclosure requirements under applicable laws and regulations.
B.	Assessment of Senior Management
1.	Develop a written position description for the President and Chief Executive Officer.
2.	Establish general objectives annually for the President and Chief Executive Officer of the Company and for other members of senior management.

Appendix B — Compensation Committee Charter
Management Proxy Circular	Theratechnologies Inc.

3.	Examine and review annually the President and Chief Executive Officer’s performance against specific performance criteria pre-established by the Committee.
4.	Examine, in collaboration with the President and Chief Executive Officer, the annual performance assessment of other senior managers.
C.	Compensation of Directors
1.	Recommend to the Board approval of the Director’s Compensation Policy.
2.	Examine the compensation of Directors in relation to the risks and duties of their position.
D.	Stock Option Grants
1.	Oversee, review as needed and recommend Board approval of the Company Share Option Plan.
2.	The Committee may delegate, at its discretion, the plan’s administration to members of the Company’s Management and employees.
3.	Examine, oversee and recommend Board approval of stock option grants, specifically:
a.	the people to whom options are granted;
b.	the number of options granted;
c.	the exercise price of the options;
d.	the exercise period of the options; and
e.	all other conditions relating to options granted.
4.	Overall Increase in Total Compensation

Approve annually the Company’s increase in overall compensation.
III. External Advisors
In discharging its duties and responsibilities, the Committee is empowered to retain external legal counsel or other external advisors, as appropriate. The Company shall provide the necessary funds to secure the services of such advisors.
IV. Composition of the Committee
The Committee is composed of any number of Directors, but no less than three, as may be determined by the Board from time to time by resolution. Each member of the Committee shall be independent from the Company, as determined by the Board, in accordance with applicable laws, rules and regulations.

Appendix B — Compensation Committee Charter
Management Proxy Circular	Theratechnologies Inc.

V. Term of the Mandate
Committee members are appointed by Board resolution to carry out their mandate extending from the date of the appointment to the next annual general meeting of shareholders, or until successors are so appointed.
VI. Vacancy
The Board may fill vacancies at any time by resolution. Subject to the constitution of the quorum, the Committee’s members can continue to act even if there is one or many vacancies on the Committee.
VII. Chairman
The Board appoints the Committee Chairman who will call and chair the meetings.
VIII. Secretary
Unless decided otherwise by resolution of the Board, the Secretary of the Company shall act as Committee Secretary. The Secretary must attend Committee meetings and prepare the minutes. He/she must provide notification of meetings as directed by the Committee Chairman. The Secretary is the guardian of the Committee’s records, books and archives.
IX. Meeting Proceedings
The Committee establishes its own procedures as to how meetings are called and conducted. Unless it is otherwise decided, the Committee shall meet privately and independently from Management at each regularly scheduled meeting. In the absence of the regularly appointed Chairman, the meeting shall be chaired by another Committee member selected among attending participants and appointed accordingly. In the absence of the regularly appointed Secretary, Committee members shall designate someone to carry out this duty.
X. Quorum and Vote
Unless the Board otherwise specifies by resolution, two Committee members shall constitute an appropriate quorum for deliberation of items on the agenda. During meetings, decisions are reached by a majority of votes from Committee members, unless the quorum is of two members, in which case decisions are made by consensus of opinion.
XI. Records
The Committee keeps records that are deemed necessary for its deliberations and reports to the Board on its activities and recommendations on a regular basis.
XII. Effective Date
This charter was adopted by the Directors at its May 3, 2004 Board meeting. It was amended by the Directors during the February 8, 2006 Board meeting.

Appendix B — Compensation Committee Charter
Management Proxy Circular	Theratechnologies Inc.

APPENDIX C
MANDATE OF THE BOARD OF DIRECTORS
I. Role
The Company’s Board of Directors (the “Board”) is ultimately responsible for the stewardship of the Company and executes its mandate directly or after considering recommendations from its related committees and Management.
Management is responsible for the Company’s day-to-day activities and is charged with realizing strategic activities approved by the Board within the scope of its authorized business activities, capitalization plan and company directives. Management must report regularly to the Board on matters relating to short-term results and long-term development activities.
II. Obligations and Responsibilities
The Board carries out the functions, performs duties and assumes the responsibilities entrusted by the laws and regulations. The Board may delegate some of its responsibilities to Board committees and Management within the scope of the Company’s General By-laws, the laws and the regulations. Therefore, day-to-day management of the Company’s activities is entrusted to Senior Management, which reports directly to the Board. One of the key functions of the Board is to appoint the senior management team.
The functions and duties of Board members include, without limitation, the following functions and duties:
A.	Appointment, assessment, succession planning of Senior Management
1.	Select and appoint the President and Chief Executive Officer of the Company.

2.	Oversee the appointment of other members of Senior Management.

3.	Ensure that the Company has a succession plan for the President and Chief Executive Officer.

4.	Monitor the performance of the President and Chief Executive Officer and others Executive Officers, with respect to pre-established objectives.
B.	Compensation of Directors
1.	Establish the compensation of Directors.
C.	Strategic Direction and Planning
1.	Adopt the Company’s strategic planning process.

2.	Approve the Company’s strategic plan and review Senior Management’s performance in implementing the plan.

Appendix C — Mandate of the Board of Directors
Management Proxy Circular	Theratechnologies Inc.

3.	Review the strategic plan annually, taking into account opportunities and risks, and monitoring the Company’s performance against the plan.

4.	Review and approve the Company’s annual plans towards financing the strategic plan.

5.	Review and approve the Company’s annual operating budget.

6.	Identify key business risks facing the Company and the implementation of appropriate systems to manage these risks.

7.	Discuss with Management how the strategic environment is changing and the key strategic issues.
D.	Corporate Behaviour and Governance
1.	Develop an approach to corporate governance, including the determination of principles and guidelines for the Company.

2.	Obtain reasonable assurance of the integrity of the President and Chief Executive Officer and other senior members of Management, and that they uphold principles of integrity within the ranks of the Company.

3.	Oversee the implementation of a Company disclosure policies and procedures.

4.	Monitor the integrity of the Company’s internal controls and disclosure systems.

5.	Be available to receive feedback from stakeholders, which must be provided in writing, at the Company’s head office, bearing the mention “Confidendial”.
E.	Personal Behaviours
1.	Keep up-to-date with the regular programs and employees of the Company.

2.	Upon request, join a committee and actively participate at its meetings.

3.	Be accessible, at least by telephone, to personnel and other Company Directors, as required.

4.	Keep confidential information discussed during meetings.

5.	Attend regular and special Board meetings.

6.	Get to know other members of the Board and promote collegial decision-making.
III. External Advisors
In discharging its duties and responsibilities, the Board is empowered to retain external legal counsel or other external advisors, as appropriate. The Company shall provide the necessary funds to secure the services of such advisors.

Appendix C — Mandate of the Board of Directors
Management Proxy Circular	Theratechnologies Inc.

IV. Composition of the Board
The Board consists of such number of Directors as the Board may determine from time to time by resolution. The Board must assure itself that it is composed of Directors that are sufficiently familiar with the business of the Company, and the risks it faces, to ensure active and effective participation in the deliberations of the Board. Directors should have diverse backgrounds and personal characteristics and traits as well as competencies and expertise that add value to the Company. Finally, a majority of the Directors must be independent for the purposes of National Policy 58-201 Corporate Governance Guidelines.
V. Board Meeting Procedures
The Board follows the procedure established in the Company’s General By-Laws.
VI. Records
The Company’s Secretary keeps the records required by law and any other relevant document.
VII. Effective Date
This written mandate was adopted by the Directors at its February 8, 2006 Board meeting.

Appendix C — Mandate of the Board of Directors
Management Proxy Circular	Theratechnologies Inc.

APPENDIX D
DIRECTOR ORIENTATION AND CONTINUING EDUCATION POLICY
The Board must first ensure that every new nominee as Director possesses the necessary skill, expertise, availability and knowledge to properly fulfil its mandate. Once a Director is effectively elected, the Chairman of the Board, the President and Chief Executive Officer and Secretary provide him with the specific information required for a well-informed contribution.
I. Purpose
The purpose of this Director Orientation and Continuing Education Policy (the “Policy”) is to set forth the Company’s process of orientation for newly appointed Company Directors to familiarize them with the role of the Company’s Board of Directors, its committees, its directors, and the nature and operation of the Company’s business activities. The Policy also indicates the elements of continuing education of the Board of Directors to ensure the Company Directors maintain the skill and knowledge necessary to fulfill their obligations as directors.
II. Orientation of New Directors
Newly appointed Directors first meet with the Chairman of the Board to discuss the functioning of the Board of Directors. Then, they meet with the President and Chief Executive Officer to discuss the nature and operation of the Company’s business activities. As required, meetings may be set up with other Senior Managers to further clarify some of the Company’s business activities. Finally, the Secretary provides new directors with the following documents:
A.	Copies of Board meeting minutes and written resolutions since the beginning of the fiscal year (which may include those of the preceding fiscal year, depending of the date of appointment), including a copy of the minutes of the last annual meeting;

B.	A schedule of Board Meetings for the year;

C.	The disclosure policies et procedures and the “Undertaking” form (for signature);

D.	The policy on insider trading in force at Theratechnologies (with mention to register as an insider with the Canadian securities agency through SEDI.ca and to prepare an initial insider report within ten (10) days following appointment);

E.	Theratechnologies’ Share Option Plan;

F.	The latest annual report and accompanying information on Theratechnologies (fact sheet, latest press releases, latest annual information form and corporate presentation);

G.	The Director Disclosure Form (to complete and return within afforded time);

H.	The General By-Laws, the Board’s written mandate, the Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Charter; and

I.	The Directors and Senior Management coverage and compensation.

Appendix D — Director Orientation and Continuing Education Policy
Management Proxy Circular	Theratechnologies Inc.

III. Continuing Education
The following actions are taken to ensure the continuing education of Directors:
A.	Management provides Directors, from time to time, with pertinent articles and books relating to the Company’s business, its competitors, corporate governance and regulatory issues;

B.	Key Company executives make regular presentations to the Board on business activities;

C.	Certain consultants present to the Board on matters relevant to their role and duties. Consultants such as insurance brokers presenting on risks faced by the Company or consultants presenting a long-term strategy for the Company;

D.	The Secretary offers Directors continuing education in the form of presentations on new legal and regulatory requirements that impact the Board.
IV. Review
This Policy is reviewed and modified when the Board of Directors considers it necessary and desirable.

Appendix D — Director Orientation and Continuing Education Policy
Management Proxy Circular	Theratechnologies Inc.

APPENDIX E
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
I. Mandate
The Nominating and Corporate Governance Committee (the “Committee”) is responsible for assisting the Company’s Board of Directors (the “Board”) in overseeing the following:
A.	Recruit candidates for the Board;

B.	Review the size of the Board;

C.	Composition of the Board;

D.	Function of the Board;

E.	Orientation and education of Board members; and

F.	Governance.
II. Obligations and Duties
The Committee carries out the duties usually entrusted to a Nominating and Corporate Governance Committee and any other duty assigned from time to time by the Board. Specifically, the Committee is charged with the following obligations and duties:
A.	Recruit Candidates for the Board
1.	Identify potential candidates as members of the Company’s Board of Directors. In so doing, the Committee will consider:
a.	independence of candidates under the terms of National Policy 58-201 on corporate governance;

b.	the competencies, skills and personal characteristics sought in candidates. The Committee will determine what it considers necessary by assessing competencies, skills and personal characteristics of the candidates in relation to: (1) those generally required by the Board; (2) those already present in other Board members; and (3) those which are a welcome addition; and

c.	the availability of candidates.
2.	All Board members may submit to the Committee potential candidates for membership, and the Committee shall review such candidates in light of above described competencies and skills desirable for the Board.

3.	The Committee shall proceed as follows for the recruitment of candidates:

Appendix E— Nominating and Corporate Governance Committee Charter
Management Proxy Circular	Theratechnologies Inc.

a.	as it is determined by the Committee and the Board of Directors that Board vacancies must be filled or new members are desirable, the Chairman of the Board of Directors shall make contact with candidates that have been identified by the Committee per the above described criteria;

b.	upon a positive evaluation by the Chairman of the Board of Directors and positive reaction from the candidate, at least two (2) members of the Board shall meet with the candidate; and

c.	upon a positive evaluation by the two (2) Board members and the continuing interest of the candidate, the Committee shall make a recommendation to the Board of Directors, providing all pertinent background information for analysis and discussion by the Directors.
B.	Board Size

The Board must be composed of 3 to 20 directors, as per the Company’s articles of incorporation and by law. As provided under the terms of the Company General By-Laws, the Board shall exercise its power to establish by resolution the exact number of directors. In this regard, the duties of the Committee are as follows:
1.	Examine the size of the Board annually in view of assessing its effectiveness.

2.	Consider modifications to the number of constituting members and issue its recommendations to the Board.
C.	Composition of the Board
1.	Ensure that the Board is composed of Directors that are sufficiently familiar with the business of the Company, and the risks it faces, to ensure active and effective participation in the deliberations of the Board.

2.	Ensure that Directors have diverse backgrounds and personal characteristics and traits as well as competencies and expertise that add value to the Company.

3.	Ensure that a majority of the directors are independent directors for the purposes of National Policy 58-201 Corporate Governance Guidelines.
D.	Board Functioning
1.	Examine the Board’s functions and issue recommendations as to its obligations and role. Among others, the Committee must regularly review the Board’s written mandate.

2.	Determine and review, as needed, the roles and mandates of Board committees and issue recommendations.
E.	Orientation and Continuing Education of Board Members

Develop an orientation and continuing education policy for Directors.

Appendix E— Nominating and Corporate Governance Committee Charter
Management Proxy Circular	Theratechnologies Inc.

F.	Governance
1.	Follow corporate governance developments and, as required, advise the Board of appropriate actions.

2.	Examine appropriate actions to promote ethical business conduct, issue relevant recommendations to the Board and oversee their implementation.

3.	Examine conflict of interest issues that may be brought to the attention of the Board and offer solutions.
III. External Advisors
In discharging its duties and responsibilities, the Committee is empowered to retain external legal counsel or other external advisors, as appropriate. The Company shall provide the necessary funds to secure the services of such advisors.
IV. Composition of the Committee
The Committee is composed of any number of Directors, but no less than three, as may be determined by the Board from time to time by resolution. Each member of the Committee shall be independent from the Company, as determined by the Board in accordance with applicable laws, rules and regulations.
V. Term of the Mandate
Committee members are appointed by Board resolution to carry out their mandate extending from the date of the appointment to the next Annual General Meeting of Shareholders, or until successors are so appointed.
VI. Vacancy
The Board may fill vacancies at any time by resolution. Subject to the constitution of the quorum, the Committee’s members can continue to act even if there is one or many vacancies on the Committee.
VII. Chairman
The Board appoints the Committee Chairman who will call and chair the meetings.
VIII. Secretary
Unless decided otherwise by resolution of the Board, the Secretary of the Company shall act as Committee Secretary. The Secretary must attend Committee meetings and prepare the minutes. He must provide notification of meetings as directed by the Committee Chairman. The Secretary is the guardian of the Committee’s records, books and archives.
IX. Meeting Proceedings
The Committee establishes its own procedures as to how meetings are called and conducted. Unless it is otherwise decided, the Committee shall meet privately and independently from Management at each regularly scheduled meeting. In the absence of the regularly appointed Chairman, the meeting shall be chaired by another Committee member selected among attending participants and appointed accordingly.

Appendix E— Nominating and Corporate Governance Committee Charter
Management Proxy Circular	Theratechnologies Inc.

In the absence of the regularly appointed Secretary, Committee members shall designate someone to carry out this duty.
X. Quorum and Vote
Unless the Board otherwise specifies by resolution, two Committee members shall constitute an appropriate quorum for deliberation of items on the agenda. During meetings, decisions are reached by a majority of votes from Committee members, unless the quorum is of two members, in which case decisions are made by consensus of opinion.
XI. Records
The Committee keeps records that are deemed necessary for its deliberations and reports to the Board on its activities and recommendations on a regular basis.
XII. Effective Date
This charter was adopted by the Directors during the February 8, 2006 Board meeting.

Appendix E— Nominating and Corporate Governance Committee Charter
Management Proxy Circular	Theratechnologies Inc.